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                              EXPLORATION AGREEMENT

         THIS EXPLORATION AGREEMENT ("Agreement") is made and entered into on the 15th day of March, 1999, between THE HOUSTON EXPLORATION COMPANY , a Delaware corporation, of 1100 Louisiana Street, Suite 2000, Houston, Texas 77002 ("THEC") and KEYSPAN EXPLORATION AND PRODUCTION, L.L.C., a Delaware limited liability company, of One Metro Tech Center, 18th Floor, Brooklyn, New York 11201 ("KE&P").
                              W I T N E S S E T H:

         A. THEC owns interests or rights to acquire interests in undeveloped Oil and Gas Leases covering submerged lands in the State of Texas and in the Outer Continental Shelf; and

         B. THEC and KE&P desire to join together in the exploration and development of such leases in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, FOR A VALUABLE CONSIDERATION, THEC and KE&P agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         For purposes of this Agreement, unless otherwise expressly provided, the terms defined below shall have the meanings assigned to them in this Article. Other terms shall have the meaning assigned to them in the following Articles. Such meanings shall apply equally to the singular and the plural, unless the context in which they are used clearly requires otherwise.

         1.1 Abandonment Costs. The actual and direct costs, expenses and liabilities incurred in the plugging and abandoning of a well, conducting necessary site clearance relating to such well and removing any facilities used in connection with such well.


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         1.2 Acquisition Date. The later to occur of (a) the Commencement Date or (b) the date on which THEC acquires a Working Interest in a Lease.

         1.3 AFE. An Authority for Expenditure.

         1.4 Burdens. All royalties, overriding royalties, net profit interests, production payments, back-in working interests and other burdens on production from a Lease existing on the Acquisition Date of such Lease.

         1.5 Code: The Internal Revenue Code of 1986, as amended.

         1.6 Development Costs. All of the actual and direct costs, expenses and liabilities, except Intangible Costs, incurred for a Development Operation in connection with a Lease.

         1.7 Development Operation. Any operation on a Lease after a Platform Decision has been made on such Lease for which THEC prepares an internal or external AFE, whether or not required by the relevant Operating Agreement, including but not limited to, the drilling, completing and workover of wells, the construction and installation of Platforms and other facilities and the installation of gathering lines and pipelines.

         1.8 Drilling Costs. All of the actual and direct costs, expenses and liabilities, except Intangible Costs, incurred in connection with the preparation for and the drilling, casing, testing, and logging of an Exploratory Well on a Lease, and, if such well is plugged and abandoned, and the Abandonment Costs relating to such well.

         1.9 Encumbrance. Any pledge, restriction, charge, lease, lien, mortgage, security interest, contract obligation, option, claim, or other encumbrance of any kind or character whatsoever.


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         1.10 Exploratory Well. Any well drilled on a Lease included within a
Prospect pursuant to this Agreement before a Platform Decision has been made on such Lease.

         1.11 G and A Costs. The actual costs incurred by THEC during the term of this Agreement which are properly chargeable to THEC's Gross General and Administrative Expense Account, the Office Furniture and Fixture Depreciation Account and the Payroll Taxes Account in accordance with generally accepted accounting principles as such accounts were maintained and compiled in THEC's fiscal 1998 financial statements; provided that, such costs shall not be included in any Drilling Costs, Development Costs or Operating Costs as either an AFE cost or otherwise.

         1.12 Governmental Authority. The United States of America, any state, commonwealth, territory or possession of the United States and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies or other instrumentalities.

         1.13 Hydrocarbons. Oil, gas, casinghead gas, gas condensate and all other liquid and gaseous hydrocarbons (any one or more of them).

         1.14 Intangible Costs. All of the actual and direct costs, expenses and liabilities incurred in connection with the preparation for and the drilling, casing, testing, logging and, if necessary, plugging and abandoning of Wells on the Leases that may be deducted as an expense under Section 263(c) of the Code.

         1.15 KE&P's Yearly Commitment. The sum of (a) 100 million dollars per year during the Primary Term plus (b) that portion of prior years' Yearly Commitments that have not been expended or committed for expenditure under this Agreement which sum shall be used to pay all costs attributable to KE&P under this Agreement, including G and A Costs, during the relevant year.


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         1.16 Leasehold Costs. All of the actual and direct costs, expenses and liabilities incurred in acquiring Working Interests in the Leases (other than THEC's Original Working Interests in the Leases described on Schedule I) under
Section 7.5 of this Agreement.

         1.17 Leases. The Oil and Gas Leases described on Schedule I and such additional Oil and Gas leases as may be acquired under Section 7.5 of this Agreement.

         1.18 Legal Requirements. Any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of, including the terms of any license or permit issued by, any Governmental Authority.

         1.19 Marketing Costs. All actual and direct costs, expenses and liabilities paid to third parties relating to the treatment, gathering, transportation, processing, and marketing of Hydrocarbons produced from a Lease.

         1.20 Net Proceeds. All gross revenues received from the sale of Hydrocarbons produced from the Leases after deduction of all Burdens, Marketing Costs and Taxes.

         1.21 Operating Agreement. The existing operating agreement relating to a Lease or, if there is no such operating agreement relating to a Lease, the operating agreement subsequently negotiated between THEC and the Working Interest owners in such Lease other than KE&P, or if there are no other such owners, an operating agreement in the form attached hereto as Schedule II with Exhibit "A" thereto being completed to contain the information with respect to such Lease.

         1.22 Operating Costs. All of the actual and direct costs, expenses and liabilities, of operating Wells and Leases, other than Drilling Costs, Development Costs, G and A Costs, Marketing Costs, Abandonment Costs and Seismic Costs, for which THEC does not prepare an internal or external AFE.


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         1.23 Person: Any individual or legal entity, including but not limited to, corporations, partnerships, limited liability companies and limited partnerships.

         1.24 Platform. An offshore structure whether fixed, compliant, or floating, and the components of that structure, including, but not limited to, caissons or well protectors, rising above the water line and used for the exploration, development, or production of Hydrocarbons from a Lease. The term "Platform" shall also mean an offshore subsea structure or template (excluding templates used for drilling operations) and any component thereof (including, but not limited to, flow lines and control systems, other than those installed in connection with completion of a well), that is attached to the sea floor and used to obtain production of Hydrocarbons from the Lease.

         1.25 Platform Decision. An affirmative decision made by THEC relating to a Well or Wells drilled on a Lease pursuant to this Agreement to set and pay for a Platform and attempt to go on production.

         1.26 Payout. The first day of the month following that point in time when (a) the sum of (i) the amount of the total Net Proceeds attributable to a Program Year received by KE&P plus (ii) the Program Year Tax Cash Benefits Realized for such Program Year equals (b) the sum of (i) the amount of all Abandonment Costs, Development Costs, Drilling Costs, Intangible Costs, Leasehold Costs, Marketing Costs, Operating Costs, and Seismic Costs paid by KE&P relating to the Program Leases included in such Program Year and the Wells located thereon and (ii) the amount of G and A Costs paid by KE&P during such Program Year.

         1.27 Program Lease. A Lease will be a Program Lease for the particular Program Year in which (a) the first Exploratory Well is spudded on such Lease or
(b) the first Exploratory Well is spudded on a Prospect which includes such lease, whichever occurs first.


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         1.28 Program Year. Each calendar year during the Primary Term of this
Agreement. A cost under this Agreement for purposes of Payout shall be attributable to the Program Year in which the first Exploratory Well is spudded on the Lease to which such cost relates. If an Exploratory Well is not spudded on a Lease during the Primary Term of this Agreement, the costs relating to such Lease shall be used in the calculation of Payout for the Program Year in which they were incurred. Net Proceeds shall be attributable to the Program Year in which the first Exploratory Well is spudded on the Lease to which such proceeds relate.

         1.29 Program Year Tax Cash Benefits Realized. The actual cash amount by which the federal, state and local income tax of the MarketSpan Corporation d/b/a KeySpan Energy consolidated group of companies was reduced as a result of the deductibility of the Intangible Costs from the Leases and Wells paid by KE&P attributable to a Program Year. Such amount shall be calculated separately for each Program Year.

         1.30 Prospect. A geographical area, covered by one or more of the Leases designated by THEC which appears to meet reasonable geologic, land and economic criteria for the drilling of an Exploratory Well. After an Exploratory Well is drilled on a Prospect, from time to time, THEC shall, if necessary, enlarge or reduce the geographical area within such Prospect, both horizontally and vertically, or either, to reflect geological, geophysical or economic information not available at the time the Prospect is originally designated.

         1.31 Seismic Costs. All actual and direct costs, expenses and liabilities of geological and geophysical information, including seismic data, paid by THEC to third parties after the Commencement Date relating to the Leases.


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         1.32 Taxes. All local, state or federal, ad valorem, property, gross production, severance, windfall profit, excise, occupation, gathering, and other taxes and assessments of any kind whatsoever (but excluding taxes measured by or based on income) based upon, measured by or charged against a Lease, the production of Hydrocarbons or the receipt of proceeds therefrom.

         1.33 THEC's Original Working Interest. The Working Interest owned by THEC in a Lease as set forth on Schedule I and any additional Working Interests acquired by THEC pursuant to Section 7.5 of this Agreement.

         1.34 THEC's Program Budget. The sum of money for a calendar year that THEC intends to expend on its share of the costs contemplated under this Agreement.

         1.35 Well. Any well drilled on a Lease under this Agreement.

         1.36 Working Interest. A right to search for and to produce Hydrocarbons, or one or more of the components thereof, whether such right is derived from ownership of lands in fee, from a lease covering lands, from a record title interest or operating rights interest, from any contractual relationship conferring such right, or from any other ownership or circumstances granting such right, and which right bears the costs connected with the exploration and drilling for and the production of Hydrocarbons.

                                   ARTICLE II.

                                      TERMS

         2.1 Primary Term. This Agreement shall be for a primary term (the "Primary Term") commencing on January 1, 1999 ("Commencement Date") and ending on the earliest to occur of the following:

                  (a) 12/31/2001;


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                  (b) the end of any calendar year if either party notifies the other party in writing on or before sixty (60) days before the end of such year of its election to terminate the Primary Term at the end of such year; or

                  (c) the mutual agreement of the parties.

         2.2 Secondary Term. This Agreement shall be for a secondary term (the "Secondary Term") as to each Program Year commencing on the day the Primary Term ends and ending on the earlier of:

                  (a) Payout of such Program Year; or

                  (b) the mutual agreement of the parties.

                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF THEC

         THEC represents and warrants unto KE&P as follows:

         3.1 Organization and Good Standing. THEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to carry on its business as such business is currently conducted. THEC is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so licensed or qualified.

         3.2 Authority and Authorization of Agreement. THEC has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated


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by this Agreement and to perform all the terms and conditions of this Agreement to be performed by THEC. The execution and delivery of this Agreement by THEC, the performance by it of all the terms and conditions to be performed by it and the consummation of the transactions contemplated by this Agreement have been duly authorized and approved by all necessary corporate action.

         3.3 Due Execution and Binding Obligation. This Agreement has been duly executed and delivered on behalf of THEC and constitutes the valid and binding obligation of THEC, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.4 No Violations. This Agreement and its execution and delivery by THEC does not, and the fulfillment and compliance with the terms and conditions of this Agreement and the consummation of the transactions contemplated will not:

                  (a) conflict with, or require the consent of any Person under the Certificate of Incorporation or Bylaws of THEC;

                  (b) violate any provision of, or, require any filing, consent, authorization, notice or approval under, any Legal Requirement applicable to or binding upon THEC (assuming receipt of all routine governmental consents typically received after consummation of transactions of the nature contemplated by this Agreement);

                  (c) conflict with, result in a breach of, constitute a default under (without regard to requirements of notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under (i) any mortgage,


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indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which THEC is a party or by which it is bound or to which any of the Leases are subject or (ii) any license, contract or other agreement or instrument to which THEC is a party or by which it is bound or which any of its properties is subject; or

                  (d) result in the creation or imposition of any lien, charge or other encumbrance upon the Leases.

         3.5 No Default. THEC is not in material default under, and no condition exists that with notice or lapse of time or both would constitute a default by it under, (i) any order, judgment or decree of any Governmental Authority or
(ii) any agreement, contract, lease, license, permit or other instrument.

         3.6 Compliance. THEC is in material compliance with all Legal Requirements applicable to its current business and operations and the Leases.

         3.7 Rights and Consents. Except as set forth on Schedule I, none of the Leases are subject to a preferential right to purchase or a consent to assign which has not been waived or obtained.

         3.8 Environmental Matters. The Leases have been operated and are in substantial compliance with all applicable environmental Legal Requirements.


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         3.9 Status and Operation of the Leases.

                  (a) The Leases and other agreements under which THEC holds the THEC Original Working Interests in the Leases are in full force and effect in accordance with their respective terms;

                  (b) THEC has not received a written notice of default that remains outstanding or uncured under the Leases or other agreements under which THEC holds the THEC Original Working Interests in the Leases;

                  (c) THEC's Original Working Interests in the Leases are not subject to any advance, "take-or-pay" or other similar payments under production sales contracts that entitle the buyers to "make up" or otherwise receive deliveries of Hydrocarbons at any time without paying at such time the applicable contract price; and

                  (d) There is no personal property, mixed property or real property located on the Leases for which THEC has any responsibility.

         3.10 Litigation.

                  (a) There is no material action, suit or proceeding pending or, to the best of THEC's knowledge, threatened against THEC or the Leases; and

                  (b) THEC is not charged with a written violation of, or to the best of THEC's knowledge, threatened with a charge of a violation of, any Legal Requirement relating to the Leases or any aspect of its business relating to the Leases.

         3.11 Descriptions. Schedule I contains an accurate description of the Leases and THEC's Original Working Interests in such Leases.

         3.12 Liens. THEC's Original Working Interests in the Leases are not subject to any mortgage, deed of trust, security agreement, financing statement or other lien.


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                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF KE&P

         4.1 Organization and Good Standing. KE&P is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         4.2 Authority and Authorization of Agreement. KE&P has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform all the terms and conditions of this Agreement to be performed by KE&P. The execution and delivery of this Agreement by KE&P, the performance by KE&P of all the terms and conditions to be performed by it and the consummation of the transactions contemplated by this Agreement have been duly authorized and approved by all necessary action.

         4.3 Due Execution and Binding Obligation. This Agreement has been duly executed and delivered by KE&P and constitutes the valid and binding obligation of KE&P, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.4 No Violations. This Agreement and its execution and delivery by KE&P do not, and the fulfillment and compliance with the terms and conditions of this Agreement and the consummation of the transactions contemplated will not:

                  (a) conflict with, or require the consent of any Person under the organizational documents of KE&P;

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                  (b) violate any provision of, or, require any filing, consent, authorization or approval under, any Legal Requirement applicable to or binding upon KE&P (assuming receipt of all routine governmental consents typically received after consummation of transactions of the nature contemplated by this Agreement); or

                  (c) conflict with, result in a breach of, constitute a default under (without regard to requirement of notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which KE&P is a party or by which KE&P is bound or to which any of its properties is subject or (ii) any lease, license, contract or other agreement or instrument to which KE&P is a party or by which it is bound or to which any of its properties is subject.

         4.5 Litigation. There is no action, suit, proceeding or governmental investigation or inquiry pending, or to the knowledge of KE&P, threatened against KE&P or any of its properties that might delay, prevent or hinder the consummation of the transactions contemplated by this Agreement.

         4.6 Knowledgeable Investor. KE&P is an experienced and knowledgeable investor in the oil and gas business. Prior to entering into this Agreement, KE&P was advised by, and it has relied solely on, its own legal, tax and other professional counsel concerning this Agreement, the Leases and their value. KE&P is acquiring interests in the Leases under this Agreement for its own account and not for distribution.


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                                   ARTICLE V.

                         ALLOCATION AND PAYMENT OF COSTS

                  5.1 Allocation of IDCs. Subject to Section 5.4, during each year of the Primary Term, KE&P shall pay one hundred percent (100%) of all Intangible Costs attributable to THEC's Original Working Interests in the Leases until KE&P has paid Intangible Costs for such year totaling 20.725 million dollars and, thereafter during such year KE&P shall pay fifty one and seventy five one hundredths percent (51.75%) of all Intangible Costs attributable to THEC's Original Working Interests in the Leases and THEC shall pay forty eight and twenty five one hundredths percent (48.25%) of all Intangible Costs attributable to THEC's Original Working Interest in the Leases. If during any of such years, one hundred percent (100%) of the Intangible Costs attributable to THEC's Original Working Interests in the Leases are less than 20.725 million dollars, the shortage shall be added to the following year and KE&P shall pay during such following year one hundred percent (100%) of all Intangible Costs attributable to THEC's Original Working Interests in the Leases until KE&P has paid Intangible Costs for such year totaling 20.725 million dollars plus the shortage from the preceding year(s). Subject to the preceding sentence, during the Secondary Term, KE&P shall pay all Intangible Costs attributable to THEC's Original Working Interest in the Leases until such shortage from the Primary Term, if any, is expended and thereafter shall pay fifty one and seventy five one hundredths percent (51.75%) of all Intangible Costs attributable to THEC's Original Working Interest in the Leases and THEC shall pay forty eight and twenty five one hundredths percent (48.25%) of all Intangible Costs attributable to THEC's Original Working Interest in the Leases.

         5.2 Allocation of G and A Costs. Subject to Section 5.4, during the Primary Term, KE&P shall pay forty five percent (45%) of seventy percent (70%) of all actual G and A Costs. THEC shall pay all remaining G and A Costs.

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         5.3 Allocation of Remaining Costs. Subject to Section 5.4 and 5.8,
during the Primary Term and the Secondary Term, KE&P shall pay forty five percent (45%) of all Drilling Costs, Development Costs, Seismic Costs, Leasehold Costs, Abandonment Costs and Operating Costs attributable to THEC's Original Working Interest in the Leases and THEC shall pay fifty five percent (55%) of all Drilling Costs, Development Costs, Seismic Costs, Leasehold Costs, Abandonment Costs and Operating Costs attributable to THEC's Original Working Interest in the Leases.

         5.4 Primary Term Commitment. KE&P's obligation to pay the costs specified in Sections 5.1 to 5.3 incurred during any year of the Primary Term is limited to KE&P's Yearly Commitment subject to the following:

                  (a) If THEC determines that the allocation to KE&P of its share of the Drilling Costs and Intangible Costs of the first Exploratory Well on a Lease will result in KE&P's Yearly Commitment being exceeded, THEC shall notify KE&P in writing of such fact prior to commencing such Well. Within fifteen (15) days (or such lesser period specified in the notice if the proposed spud date of such Well is less than thirty (30) days from the date of such notice) after receiving such notice, KE&P shall notify THEC in writing whether or not it approves such Well. If KE&P approves such Well, KE&P's share of the Drilling Costs and Intangible Costs of such Well shall be deemed "Excess Costs"; and, to the extent the Excess Costs result in KE&P's Yearly Commitment being exceeded, such commitment shall be increased accordingly for such year. If KE&P does not approve such Well or fails to notify THEC of its decision, KE&P shall forfeit its interests in such Well and the Lease on which it is located.

                  (b) Except as provided in Section 5.4(a), if KE&P is not obligated to pay a portion of its share of the costs specified in Sections 5.1 to 5.3 during any year of the Primary Term, because its share exceeds in whole or in part KE&P's Yearly Commitment, and THEC pays such costs,


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KE&P shall reimburse THEC for such costs out of KE&P's Yearly Commitment for the following year on or before January 31 of such year or, if the Primary Term has ended, THEC shall receive KE&P's share of Net Proceeds from all Wells drilled under this Agreement until such time as THEC has received a sum of money (exclusive of all Burdens, Marketing Costs and Taxes) out of such share equal to KE&P's share of costs which were paid by THEC, provided, however, that the amount to be paid by KE&P as contemplated above shall not exceed twenty percent (20%) of KE&P's Yearly Commitment without its written consent.

                  (c) KE&P's Yearly Commitment shall first be applied to G and A Costs, Seismic Costs, Leasehold Costs and Operating Costs and the remainder to the Intangible Costs, Drilling Costs, Development Costs and Abandonment Costs.

                  (d) All Drilling Costs, Intangible Costs and Development Costs for purposes of applying the limitations of KE&P's Yearly Commitment shall, at the election of THEC, be deemed to have been incurred entirely on the date THEC submits to KE&P the information set forth in Section 7.3 relating to the applicable operation or the date of the AFE relating to the expenditure of such costs, rather than on the dates such costs are actually incurred.

         5.5 Invoices. THEC shall invoice KE&P monthly for KE&P's share of all costs, except G and A Costs, as they accrue. At the beginning of each calendar year, THEC shall estimate the G and A Costs for such year and shall invoice KE&P at the beginning of each calendar quarter for its share of one fourth (1/4) of such estimate. After the actual G and A Costs for such year are determined, THEC shall make appropriate adjustments and shall either invoice KE&P for its share


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of any amounts in excess of such estimate or shall refund to KE&P its share of the amount by which actual costs are less than such estimate.

         5.6 Prepaid Costs. If THEC is required to prepay, either directly or through an escrow arrangement, all or any portion of any costs, THEC shall immediately invoice KE&P for KE&P's share of such prepayment.

         5.7 Payment. KE&P shall pay all invoices within thirty (30) days of their receipt except KE&P shall pay all invoices relating to G and A Costs within forty-five (45) days after their receipt. In the event an invoice should not be timely paid, the amount of such invoice shall bear interest at ten percent (10%) per annum until such invoice and interest thereon is paid to THEC.

         5.8 Abandonment Costs. At the end of the Secondary Term for a Program Year, THEC shall prepare and submit to KE&P a reasonable good faith estimate of the Abandonment Costs related to those Wells and Platforms jointly owned by THEC and KE&P and located on the Program Leases for such Program Year. To the extent KE&P has not previously paid its share of such Abandonment Costs, KE&P shall either immediately pay to THEC forty-five percent (45%) of such costs or THEC shall be entitled to all revenues to which KE&P is entitled under the Net Profits Agreement relating to such Program Year until THEC has received an amount equal to forty-five percent (45%) of such costs. After recovering such costs, THEC shall be solely responsible for the Abandonment Costs related to such Wells and Platforms.


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                                   ARTICLE VI.

                          LAND AND EXPLORATION PROGRAM

         6.1 Prospects. During the Primary Term of this Agreement, THEC, on behalf of THEC and KE&P, shall use reasonable good faith efforts to:

                  (a) identify Prospects within the Leases; and

                  (b) drill one (1) or more Exploratory Wells on each Prospect, where warranted, as determined solely by THEC, and will supervise the drilling of such well or wells as a prudent operator where it is the "Operator" under the relevant Operating Agreement; provided that, KE&P acknowledges that THEC may determine not to drill some of the Leases because of changed conditions or new information or interpretations that may exist at the time of such determination.

         6.2 Operations. During the Primary Term and the Secondary Term, THEC, where it is the "Operator" under the applicable Operating Agreements, on behalf of THEC and KE&P, shall use reasonable good faith efforts to:

                  (a) develop each Lease jointly owned by THEC and KE&P as a prudent operator in accordance with the Operating Agreement relating to such Lease; and

                  (b) operate the Wells located on each Lease as a prudent operator in accordance with the Operating Agreement relating to such Lease as long as it reasonably believes it is in the best interest of KE&P and THEC for it to do so.

         6.3 Initial Assignment. Subject to Section 6.4, as soon after the execution of this Agreement as KE&P is qualified with the Minerals Management Service of the Department of the Interior ("MMS") to own Oil and Gas Leases in the Outer Continental Shelf, THEC shall assign and


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convey to KE&P legal title to an undivided forty five (45%) percent of THEC's
Original Working Interests in and to the Leases. THEC and KE&P acknowledge that for federal income tax purposes the assignment of such legal title shall be treated as a capital contribution by THEC to a partnership as provided in
Section 4 of the Tax Agreement attached hereto as Schedule V. Each assignment shall comport substantially with the form of assignment attached hereto as
Schedule III, shall contain a special warranty of title and shall provide that the Working Interests assigned and conveyed shall bear and be burdened by a proportionate part of:

                  (a) the terms, provisions and obligations set forth in the Leases;

                  (b) the terms, provisions and obligations set forth in any contract, agreement or assignment relating to the assigned Working Interests;

                  (c) all Burdens to which the acquired Working Interests are subject as of the Acquisition Date;

                  (d) the terms, provisions and obligations set forth in the Operating Agreements;

                  (e) the terms, provisions and obligations set forth in this Agreement;

                  (f) the obligation of KE&P to reassign to THEC at the end of the Primary Term its entire interest in those Leases, free and clear of all Encumbrances, that are not included in Prospect upon which an Exploratory Well has been drilled; and

                  (g) the obligation of KE&P to reassign to THEC at the end of the Secondary Term relating to a Program Year all its remaining interests in the Program Leases for such Program Year, such reassignment to contain the same special warranty of title contained in the initial assignment.

         6.4 Inability to Assign. In the event THEC cannot assign to KE&P its undivided forty five percent (45%) of THEC's Original Working Interest in a Lease because of an existing contractual requirement, a Legal Requirement or the unadviseability of doing so in the reasonable opinion of THEC, THEC shall hold KE&P's interest in such Lease as nominee and on behalf of KE&P.

         6.5 Reassignment. At the end of the Primary Term, KE&P shall assign and convey to THEC its acquired Working Interests in those Leases, free and clear of all Encumbrances, that are not included in a Prospect, upon which an Exploratory Well has been drilled. At the end of the Secondary Term relating to a Program Year, KE&P shall assign to THEC all of its acquired Working Interest in the Program Leases for such Program Year free and clear of all Encumbrances. For federal income tax purposes, THEC and KE&P agree that any such assignments shall be treated as a distribution to THEC of assets in kind by a partnership in accordance with Section 6 of the Tax Agreement attached hereto as Schedule V.

         6.6 Net Profits Agreement. At the end of the Secondary Term relating to a Program Year, THEC shall execute and deliver to KE&P the Conveyance of Net Profits Interest (the "Net Profits Agreement") attached hereto as Schedule IV (with Exhibit A thereto completed to include the Program Leases for such Program Year and the Wells located within such Program Leases) entitling KE&P to forty-five percent (45%) of the Net Proceeds, as defined therein, derived from such Wells.

         6.7 Qualification. As soon as possible after the execution of this Agreement, KE&P will qualify with the MMS to own Oil and Gas Leases in the Outer Continental Shelf.

         6.8 Bond. As soon as possible after the execution of this Agreement, KE&P will take all necessary action so that on the assignment to it of the Working Interests described in Section 6.1, it can meet all bonding requirements of the MMS. Thereafter, KE&P shall take all necessary action to remain in compliance with all bonding requirements of the MMS and shall pay its proportionate share of any supplemental bonds required of THEC by the MMS relating to the Leases. In addition, if at any time THEC determines in its sole discretion that a reserve fund is necessary to meet any future Abandonment Costs, KE&P shall pay all of its share of Net Proceeds relating to the Leases to THEC until such time as THEC has collected sufficient funds to pay KE&P's share of such costs. After THEC has recovered such costs from KE&P, THEC shall be solely responsible for such costs.

         6.9 Transfer. If at any time THEC believes in its sole discretion that it is advisable to assign, farmout, trade or otherwise transfer (collectively, a "Transfer") a Lease or pool or unitize a Lease or a part thereof, KE&P at the request of THEC shall join with THEC in such action as long as KE&P receives its proportionate share of the consideration for such Transfer. If all or part of such consideration is an interest in an Oil and Gas Lease, such lease shall become a Lease under the term of this Agreement. For the purposes of this Agreement, THEC's Original Working Interests in such Lease or Leases shall be the Working Interest in such Lease acquired by both THEC and KE&P.

                                  ARTICLE VII.

                            MANAGEMENT OF OPERATIONS

         7.1 Personnel. During the terms of this Agreement, THEC shall use and maintain:

                  (a) an experienced and trained exploration staff to conduct geological and geophysical evaluations;

                  (b) an experienced and trained engineering staff or engineering consultants to supervise drilling, completion and operation of all Wells drilled pursuant to the provisions of this Agreement;

                  (c) an experienced and trained accounting staff to provide accounting services required pursuant to the provisions of this Agreement, including reconciliations of the expenses incurred by the parties;

                  (d) an experienced and trained land and lease records staff for maintenance of all leaseholds including the payment of bonuses, delay rentals, royalties and other functions considered necessary; and

                  (e) such lease brokers, professional consultants and such other third party services as are necessary to implement this Agreement.

         7.2 Decisions.

                  (a) Except as provided in (b), below, during the terms of this Agreement, all decisions relating to the geological, geophysical and economic evaluations of the Leases, the incurrence of costs, expenses and liabilities relating to the Leases, the drilling of Exploratory Wells on the Leases, the conducting of Development Operations on the Leases and all other operational matters pertaining to the Leases and the Wells drilled thereon shall be within the sole and exclusive discretion of THEC provided, however, that all decisions made by THEC regarding KE&P's interests shall be consistent with the decisions made by THEC regarding its interests. Any decision granted to KE&P under an Operating Agreement shall be made by KE&P in a manner consistent with the direction and instruction of THEC.

                  (b) During the Secondary Term, if KE&P's Working Interest share of the AFE cost of any operation on a Lease, other than an operation mandated by any Governmental Authority or Legal Requirement, would exceed one million dollars ($1,000,000), KE&P shall have the option not to participate in such operation. On or before sixty (60) days before such operation is to commence, THEC shall notify KE&P in writing of such operation and the existence of KE&P's option not to participate in such operation. On or before thirty (30) days after its receipt of such notice, KE&P shall notify THEC in writing if it elects not to participate in such operation. If KE&P fails to timely notify THEC of its election not to participate, KE&P shall have waived its option. In the event KE&P timely notifies THEC of its election not to participate in such operation, KE&P shall not be obligated to pay its Working Interest share of the costs of such operation, but if such operation is the drilling of a well, KE&P shall relinquish to THEC all of its interest in such well and all subsequent wells drilled on the relevant Lease; if the operation is the construction and installation of a Platform, KE&P shall relinquish to THEC all of its interest in any wells drilled or produced in connection with such Platform; and if such operation is any other operation necessary to commence, enhance or restore production, KE&P shall relinquish to THEC all of its interest in the production commenced, enhanced or restored; provided that, if such operation is necessary to maintain the relevant Lease in force and effect, KE&P shall relinquish to THEC its entire interest in such lease. KE&P shall immediately assign to THEC the relinquished interest and such interest shall be excluded from the Net Profits Agreement relating to the relevant Program Year.

         7.3 Information. Upon the commencement of an Exploratory Well or a Development Operation on a Lease, if THEC has not previously done so, THEC shall submit to KE&P the following:

                  (a) if the commenced operation is a well, an AFE reflecting the estimated dry hole and completion costs (or temporary abandonment) to be incurred in the drilling of the well to the proposed depth at the location specified therein, testing, completing and equipping or plugging and abandoning the same;

                  (b) if the commenced operation is other than a well, an AFE reflecting the estimated cost of the operation and a brief description of the operation and the intended results of such operation; and

                  (c) such other information or data relating to the well as KE&P may reasonably request and THEC may have reasonably available. If THEC fails to submit any of the foregoing, or fails to submit any changes in the foregoing to KE&P, THEC shall do so immediately on request by KE&P, but such failure shall not reduce or affect KE&P's obligations under this Agreement.

         7.4 Reports and Tests. At the request of KE&P, THEC shall furnish to KE&P daily drilling reports and copies of logs, drill stem tests and electrical surveys, as well as reports of geologists or other consultants furnished to THEC in the course of the exploration, drilling or any other operations on the Leases. Subject to reasonable limitations by THEC, KE&P or its duly authorized representatives shall have access at all reasonable times, at its and their sole risk and expense, to the platform or derrick floor of any Well drilled hereunder; provided that, all such access must be prearranged through THEC.

         7.5 Additional Working Interest. During the terms of this Agreement, the decision to acquire an additional Working Interest in a Lease or to acquire a Working Interest in a new Oil and Gas Lease shall be in the sole discretion of THEC. All Working Interests in Oil and Gas Leases acquired by THEC in the Outer Continental Shelf and in State waters offshore Texas or Louisiana during the Primary Term, except Working Interests in Oil and Gas Leases acquired at a MMS sale or State sale that are not contiguous to one or more of the Leases, shall be added to this Agreement and shall constitute Leases hereunder. Any additional Working Interest in a Lease acquired by

THEC shall be owned by THEC and KE&P in the same proportion as the other Working Interests in the Lease owned by them and any Working Interest in a new Oil and Gas Lease shall be owned by them in the proportion of forty five (45%) for KE&P and fifty five percent (55%) for THEC and the cost of such acquisition in both cases shall constitute a Leasehold Cost. If KE&P should have the opportunity to acquire a Working Interest in a Lease by means other than under this Agreement, KE&P shall immediately notify THEC of such opportunity and THEC shall have the right to exercise such opportunity.

         7.6 Meetings. THEC and KE&P agree to meet monthly during the first year of this Agreement and thereafter at quarterly intervals to discuss the overall management of the Prospects and the latest developments in connection therewith to the end that both parties will be fully informed as to the status thereof and plans for the evaluation of the Leases and the drilling and producing of Wells situated thereon.

         7.7 Reporting. Commencing at the end of the Primary Term and continuing annually thereafter, KE&P shall deliver to THEC a report setting forth the cumulative Program Year Tax Cash Benefits Realized for each Program Year.

                                  ARTICLE VIII.

                       NET PROCEEDS, MARKETING AND HEDGES

         8.1 Net Proceeds. During the terms of this Agreement, THEC shall pay to KE&P its Working Interest share of Net Proceeds from the Leases within thirty
(30) days after such proceeds are received by THEC.

         8.2 Marketing. During the terms of this Agreement, THEC shall market KE&P's Working Interest share of the Hydrocarbons produced from the Leases. If at any time KE&P elects to market its Working Interest share of such Hydrocarbons, KE&P shall notify THEC in writing at least thirty (30) days before such election is to be effective and shall be responsible for all Burdens, Taxes and Marketing Costs relating to its Working Interest share of such Hydrocarbons during the period such election is in force.

         8.3 Hedging. During the terms of this Agreement, THEC, on behalf of KE&P, will follow THEC's hedging strategy insofar as KE&P's share of the Hydrocarbons produced from the Leases unless KE&P notifies THEC in writing otherwise.

                                   ARTICLE IX.

                         NO PARTNERSHIP AND NO FIDUCIARY

         9.1 No Partnership etc. This Agreement and the operations contemplated under this Agreement are not intended to and shall not be construed to create a partnership, joint venture, mining partnership or other partnership or association or to render THEC and KE&P liable as partners other than for income tax purposes. THEC and KE&P expressly agree that neither party shall be responsible for the obligations of the other party, each party being severally responsible only for its obligations arising hereunder and liable only for its allocated share of the costs and expenses incurred hereunder.

         9.2 Fiduciary. It is expressly agreed and acknowledged that THEC shall not have any fiduciary obligations to KE&P under this Agreement and, except as otherwise expressly provided in this Agreement, THEC's sole obligation to KE&P shall be as an "Operator" to a "Non-Operator" under the Operating Agreements where THEC is the Operator under such Operating Agreements. Further, it is agreed and acknowledged that this Agreement is strictly limited to the Leases, and except as provided in Sections 6.9 and 7.5, THEC shall have no obligation whatsoever to KE&P relating to any other Oil and Gas Lease or other property it currently owns or may acquire in the future even if such leases or leases competes with one or more of the Leases for the production of Hydrocarbons.

                                   ARTICLE X.

                         ACCOUNTING, RECORDS AND BUDGET

         10.1 G and A Costs. During the Primary Term of this Agreement, THEC shall submit to KE&P:

                  (a) within sixty (60) days of the end of each quarter, the G and A Costs for the pertinent period, including a certification by the chief accounting officer of THEC that the Gross General and Administration Account, the Office Furniture and Fixtures Depreciation Account and Payroll Taxes Account have been compiled in accordance with generally accepted accounting principles; and

                  (b) within sixty (60) days of the end of each fiscal year of THEC, an opinion prepared by a national firm of certified public accountants opining that the Gross General and Administration Account, the Office Furniture and Fixture Depreciation Account and Payroll Taxes Account set forth in the quarterly and annual financial statements for such fiscal year were prepared in accordance with generally accepted accounting principles.

         10.2 Accounting. As soon as practicable after the end of each month during the term of this Agreement, THEC shall submit to KE&P a statement of all receipts and disbursements for such month relating to the operations under this Agreement.

         10.3 Audit. THEC shall make available to KE&P or its representatives, at its reasonable request and at reasonable times, such records, invoices, receipts and other materials within its control which are reasonably necessary for a complete and proper audit by KE&P of any of the operations conducted by THEC under this Agreement or the Operating Agreements. THEC shall provide any and all assistance reasonably requested by KE&P or its representatives in connection with a review or audit of such operations.

         10.4 Budgets. THEC shall submit annually to the Management Committee THEC's Program Budget and a yearly budget setting forth the anticipated financial requirements of KE&P under this Agreement. Such budgets for the first year shall be submitted on or before March 31, 1999 and the budgets for the following years during the terms on or before the first day of such years.

         10.5 Management Committee. The Management Committee shall be composed of the President, Treasurer and Controller of THEC and the President, Chief Financial Officer and Controller of KE&P.

                                   ARTICLE XI.

                                    INSURANCE

         11.1 Coverage. During the terms of this Agreement, THEC shall maintain for the benefit of THEC and KE&P insurance coverage consistent with good policy and the cost of such coverage shall be included in Operating Costs.

                                                   ARTICLE XII.

                                          CONFIDENTIALITY OF INFORMATION

         12.1 Agreement. THEC and KE&P shall hold the terms and conditions hereof, as well as the existence of this Agreement, in strict confidence, and shall make no disclosure with respect hereto, publicly or privately, other than
(a) as agreed upon by the parties, (b) as necessary to their respective advisers, (c) as required by applicable law, or (d) if, in the opinion of counsel to THEC or KE&P, such disclosure is necessary by reason of stock exchange requirements or S.E.C. requirements; provided, however, that in any event the disclosing party shall notify the other party and provide such party with a copy of any disclosure document prior to such disclosure and an opportunity to discuss the contents thereof with the disclosing Party.

         12.2 Information. THEC and KE&P shall hold all information relating to the Leases and Prospects in strict confidence other than (a) as agreed upon by the parties, (b) as required by applicable law, (c) as necessary to their respective advisers, (d) as required by contracts between THEC and third parties, and (e) as required by responsible reserve engineering firms and financial institutions.

                                  ARTICLE XIII.

                                  INCOME TAXES

         13.1 Tax Matters. All matters relating to income taxes shall be administered as set forth in the Tax Agreement attached hereto as Schedule V.

                                  ARTICLE XIV.

                            EXTENT OF REPRESENTATIONS
                       AND WARRANTIES AND INDEMNIFICATIONS

         14.1 Scope of Representations of THEC.

                  (a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, THEC MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, AND DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO KE&P (INCLUDING ANY OPINION, INFORMATION OR ADVICE WHICH MAY HAVE BEEN PROVIDED TO KE&P BY ANY AFFILIATE, OFFICER, DIRECTOR, STOCKHOLDER, PARTNER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF THEC OR BY ANY INVESTMENT BANK OR INVESTMENT BANKING FIRM, ANY PETROLEUM ENGINEER OR ENGINEERING FIRM, THEC'S COUNSEL OR ANY OTHER AGENT, CONSULTANT OR REPRESENTATIVE).

                  (b) KE&P acknowledges and affirms that it has had full access to information with respect to the Leases. KE&P has made its own independent investigation, analysis and evaluation of the transactions contemplated by this Agreement (including KE&P's own estimate and appraisal of the extent and value of THEC's Hydrocarbon reserves attributable to the Leases and an independent assessment and appraisal of the environmental risks associated with the acquisition of the Leases).

         14.2 INDEMNIFICATION OF THEC. THEC AGREES TO RELEASE, INDEMNIFY AND HOLD KE&P HARMLESS FROM AND AGAINST, ANY LOSS, DAMAGE, EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) CAUSE OF

ACTION, FINE, PENALTY OR LIABILITY SUSTAINED BY KE&P ARISING OUT OF OR RESULTING FROM (a) ANY BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS MADE BY THEC IN THIS AGREEMENT OR (b) ANY MATTER, EVENT, CONDITION, CIRCUMSTANCE, ACTION OR OMISSION RELATING TO A LEASE TO THE EXTENT SUCH LOSS, DAMAGE EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) CAUSE OF ACTION, FINE, PENALTY OR LIABILITY EXCEEDS KE&P'S WORKING INTEREST PERCENTAGE OF THE TOTAL LOSS, DAMAGE OR EXPENSE RELATING TO SUCH LEASE.

         14.3 INDEMNIFICATION OF KE&P. KE&P AGREES TO RELEASE, INDEMNIFY AND HOLD THEC HARMLESS FROM AND AGAINST, ANY LOSS, DAMAGE, EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) CAUSES OF ACTION, FINE, PENALTY OR LIABILITY SUSTAINED BY THEC (a) ARISING OUT OF OR RESULTING FROM ANY BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS MADE BY KE&P IN THIS AGREEMENT, (b) ANY MATTER, EVENT, CONDITION, CIRCUMSTANCE, ACTION OR OMISSION RELATING TO A LEASE (OTHER THAN AS A RESULT OF THEC'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT) TO THE EXTENT OF KE&P'S WORKING INTEREST PERCENTAGE OF THE TOTAL LOSS, DAMAGE, EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) RELATING TO SUCH LEASE;

         14.4 COMPLIANCE WITH THE EXPRESS NEGLIGENCE TEST. THE PARTIES AGREE THAT THE OBLIGATIONS OF THE INDEMNIFYING PARTY TO INDEMNIFY THE INDEMNIFIED PARTY SHALL BE WITHOUT REGARD TO THE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFIED PARTY (BUT NOT THE GROSS

NEGLIGENCE OR WILFUL MISCONDUCT), WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE.

         14.5 Indemnification Procedures. All claims for indemnification under this Agreement will be asserted and resolved as follows:

                  (a) An indemnified party will promptly (i) notify an indemnifying party of any third-party claim asserted against the indemnified party and (ii) transmit to the indemnifying party a claim notice relating to such third-party claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the third-party claim and the basis of the indemnified party's request for indemnification under this Agreement. Within thirty (30) days of such notice (the "Election Period") the indemnifying party will notify an indemnified party (A) whether the indemnifying party disputes its potential liability to the indemnified party with respect to such third-party claim and (B) whether the indemnifying party desires, at the sole cost and expense of such indemnifying party, to defend the indemnified party against such third-party claim.

                  (b) If an indemnifying party notifies an indemnified party within the Election Period that the indemnifying party does not dispute its potential liability to the indemnified party under this Agreement and that the indemnifying party elects to assume the defense of the third-party claim, then the indemnifying party will have the right to defend, at its sole cost and expense, such third-party claim by all appropriate proceedings, which proceedings will be prosecuted diligently by the indemnifying party to a final conclusion or settled at the discretion of the indemnifying party in accordance with this Section 14.5(b). The indemnifying party will have full control of such defense and proceedings, including any compromise or settlement of the third-party claim; provided that, any settlement entailing nonmonetary consideration must be approved, in advance, by the indemnified party, which approval will not be unreasonably withheld. The indemnified party is authorized, at the sole cost and expense of the indemnifying party (but only if the indemnified party is actually entitled to indemnification under this Agreement or if the indemnifying party assumes the defense with respect to the third-party claim), to file, during the Election Period, any motion, answer or other pleadings which the indemnified party deems necessary or appropriate to protect its interests or those of the indemnifying party and not prejudicial to the indemnifying party (it being understood and agreed that if an indemnified party knowingly or wilfully takes any such action that is prejudicial and conclusively causes a final adjudication adverse to the indemnifying party, the indemnifying party will be relieved of its obligations under this Agreement with respect to such third-party claim). If requested by the indemnifying party, the indemnified party agrees, at the sole cost and expense of the indemnifying party, to cooperate with the indemnifying party and its counsel in contesting any third-party claim that the indemnifying party elects to contest, including the making of any related counterclaim against the Person asserting the third-party claim or any cross complaint against any Person. The indemnified party may participate in, but not control, any defense or settlement of any third-party claim controlled by the indemnifying party pursuant to this Section 14.5, and will bear its own costs and expenses with respect to any such participation.

                  (c) If an indemnifying party fails to notify an indemnified party within the Election Period that the indemnifying party elects to defend the indemnified party pursuant to Section 14.5(b), or if the indemnifying party elects to defend the indemnified party pursuant to Section 14.5(b) but fails diligently and promptly to prosecute or settle the third-party claim, then the indemnified party will have the right to defend, at the sole cost and expense of the indemnifying party, the third-party claim by all appropriate proceedings, which proceedings will be promptly and vigorously prosecuted by the indemnified party to a final conclusion or settled. The indemnified party will have full control of such defense and proceedings, provided that without the indemnifying party's consent, which will not be unreasonably withheld, the indemnified party may not enter into any compromise or settlement of such third-party claim; and provided that if requested by the indemnified party, the indemnifying party will, at the sole cost and expense of the indemnifying party, cooperate with the indemnified party and its counsel in contesting an third-party claim that the indemnified party is contesting, or, if appropriate and related to the third-party claim in question, in making any counterclaim against the Person asserting the third-party claim or any cross complaint against any Person. Notwithstanding the foregoing, if the indemnifying party has delivered a written notice to the indemnified party to the effect that the indemnifying party disputes its potential liability to the indemnified party under this Agreement and if such dispute is resolved in favor of the indemnifying party by a final, nonappealable order of a court of competent jurisdiction, the indemnifying party will not be required to bear the costs and expenses of the indemnified party's defense pursuant to this Section 14.5 or of the indemnifying party's participation at the indemnified party's request, and the indemnified party will reimburse the indemnifying party in full for all costs and expenses of such litigation. The indemnifying party may participate in, but not control, any defense or settlement controlled by the indemnified party pursuant to this Section 14.5 and the indemnifying party will bear its own costs and expenses with respect to any such participation.

         14.6 Limitations of Liability.

         In no event shall THEC or KE&P ever be liable to the other for any consequential, special, loss of profits, punitive or exemplary damages relating to or arising out of this Agreement.

                                   ARTICLE XV.

                    PREFERENTIAL RIGHT AND CHANGE OF CONTROL

         15.1 Preferential Right. If at anytime KE&P enters into a binding agreement to sell, exchange or otherwise transfer to a third Person its interest in all or any portion of the Leases, KE&P shall immediately submit to THEC a copy of such agreement. On or before thirty (30) days after its receipt of a copy of such agreement, THEC may elect to acquire such interest from KE&P on the same terms as contained in such agreement. If THEC elects to acquire such interest, it shall give KE&P written notice of such election on or before the expiration of such thirty (30) day period. Thereafter, such transaction shall be consummated between KE&P and THEC on the terms contained in such agreement except that the closing thereof shall be no less than sixty (60) days after THEC provided its written notice to KE&P. If any of the consideration to be received by KE&P under such agreement is property other than cash, KE&P and THEC shall endeavor in good faith to determine the fair market value of such other property and the amount so determined shall be paid in cash to KE&P in lieu of such other property. If such fair market value cannot be determined by KE&P and THEC, such fair market value shall be determined as quickly as possible in accordance with the rules of the American Arbitration Association by three arbitrators, one appointed by THEC, one appointed by KE&P, and the third by THEC and KE&P or, if they cannot agree on such third arbitrator, by the Senior Federal Judge for the Southern District of Texas (Houston Division) on application by either THEC or KE&P. The decision of the arbitrators shall be binding on both KE&P and THEC and the expenses of such arbitrator shall be shared equally by KE&P and THEC.

         15.2 Change of Control. During the terms of this Agreement, if any Person or two or more Persons acting as a group acquire beneficial ownership of more than thirty five percent (35%) of the outstanding common stock of MarketSpan Corporation d/b/a KeySpan Energy ("KeySpan Energy"), measured by voting power, or if a simple majority of the directors of KeySpan Energy shall consist of Persons not nominated by KeySpan Energy's Board of Directors (collectively, a "Change of

Control"), KE&P shall promptly give THEC written notice of such Change of Control. On or before ninety (90) days after its receipt of such notice, THEC may elect to acquire KE&P's entire interest in the Leases. If THEC elects to acquire such interest, it shall give KE&P written notice of such election on or before the expiration of such ninety (90) day period. Thereafter, THEC and KE&P shall submit to Netherland Sewell & Assoc. Incorporated, independent petroleum reservoir engineers (the "Engineer") all information in their possession reasonably related to the determination of the fair market value of KE&P's interest in the Leases. Within sixty (60) days after its receipt of such information, the Engineer shall determine the fair market value of such interest based on such factors, circumstances, conditions and opinions as it deems in its sole discretion to be relevant in the determination of such value. The Engineer shall provide to THEC and KE&P its opinion of such fair market value, the proven reserves attributable to such interest and the value per Mcfe for such reserves ("KE&P's per Mcfe Value") calculated by dividing such fair market value by such proven reserves. Within sixty (60) days after such determination, as long as the KE&P's per Mcfe Value is not materially different from the per Mcfe value of THEC's proved reserves (computed by dividing the total enterprise value/market capitalization [debt plus equity market value] of THEC by the amount of THEC's total proved reserves as determined by the Engineer), THEC shall purchase from KE&P such interest at its fair market value as determined by the Engineer for cash and on such other terms as are customary in purchase and sales agreements relating to oil and gas producing properties. For purposes of the foregoing, a material difference shall exist if KE&P's per Mcfe Value is less than seventy seven and one half percent (77.5%) of THEC's per Mcfe Value calculated as described above. In the event there is a material difference, the fair market value of KE&P's interest in the Leases shall be determined as quickly as possible by three arbitrators pursuant to the procedures set forth in Section
15.1 and THEC shall purchase from KE&P such interest at its fair market value as determined by such arbitrators for cash and on such terms as are customary in purchase and sales agreements relating to oil and gas producing properties.

                                  ARTICLE XVI.

                                  MISCELLANEOUS

         16.1 Amendments, Waivers and Consents. Neither this Agreement nor any term or provision of this Agreement may be changed, amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, amendment, waiver, discharge or termination is sought. Neither any course of dealing on the part of either party to this Agreement or their respective officers or employees, nor any failure or delay on the part of either party, or their respective officers or employees, in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such right, power or privilege, and any single or partial exercise of any right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege under this Agreement.

         16.2 Notices. Ail notices, requests, demands, consents and other communications under this Agreement, except as otherwise provided, shall be by telecopy or by registered mail and shall be deemed to have been duly given:

                  (a) If to THEC, at 1100 Louisiana, Suite 2000, Houston, Texas 77002, Attention: James G. Floyd, President and CEO, or at such other latest address as THEC may have furnished to KE&P in writing; or

                  (b) If to KE&P, at One Metro Tech Center, 18th Floor, Brooklyn, New York 11201, Attention: Neil Nichols, President, or to such other latest address as KE&P may have furnished to THEC in writing.

         16.3 Entire Agreement. This Agreement and the Schedules attached hereto, which are incorporated herein for all purposes, embody all agreements and understandings between THEC and KE&P and supersede all prior agreements and understandings relating to the subject matter of this Agreement. In the event of any conflict between the terms of any Operating Agreement between THEC and KE&P and this Agreement, this Agreement shall control.

         16.4 LAW GOVERNING. THIS AGREEMENT, TO THE EXTENT PERMITTED BY LAW, SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAWS.

         16.5 Headings. The headings in this Agreement are for purposes of reference only, and shall not limit, enlarge or otherwise affect any of the terms or provisions of this Agreement.

         16.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.7 Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns; provided that, during the terms of this Agreement, neither party may assign or transfer its rights, benefits or obligations under this Agreement or its Working Interests in the Leases without the prior written consent of the other party other than to an affiliate or as specified in 15.1 and 15.2.

         16.8 Third Party Beneficiary. There is no third party beneficiary to this Agreement and the terms and provisions of this Agreement shall not impart rights enforceable by any Person not a party or not a successor or assign of a party to this Agreement

         16.9 Joint Preparation. This Agreement was prepared jointly by the parties hereto, and not by either party to the exclusion of the other.

         IN WITNESS WHEREOF, this instrument is executed effective as of January 1, 1999 although actually executed on the date hereinbefore first written.


                                      THE HOUSTON EXPLORATION COMPANY



                                      By: /s/ James G. Floyd
                                         ---------------------------------------
                                              James G. Floyd, President and CEO


                                      KEYSPAN EXPLORATION AND
                                         PRODUCTION, L.L.C.


                                      By: /s/ Zain Mirza
                                         ---------------------------------------
                                               Zain Mirza, Vice President

                                   SCHEDULE I

         Attached to and made a part of Exploration Agreement dated __________________ Between The Houston Exploration Company and Keyspan Exploration and Production, L.L.C.



                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------

EAST CAMERON BLOCK 82 E/2                                                           100.00%

     Oil and Gas Lease of Submerged Lands dated July 1, 1997, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering E/2 of Block 82, East Cameron Area (OCS-G 17842)


EAST CAMERON BLOCK 123                                                              100.00%

     Oil and Gas Lease of Submerged Lands dated July 1, 1998, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 123, East Cameron Area (OCS-G 19741)


EAST CAMERON BLOCK 132                                                              100.00%

     Oil and Gas Lease of Submerged Lands dated August 1, 1998 between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 132, East Cameron Area (OCS-G 19742)


WEST CAMERON BLOCK 250                                                              100.00%

     Oil and Gas Lease of Submerged Lands dated August 1, 1997 between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 250, West Cameron Area (OCS-G 17773)


WEST CAMERON BLOCK 284                                                               40.00%

     Oil and Gas Lease of Submerged Lands dated June 1, 1997 between United
     States of America, Lessor, and The Houston Exploration Company, et al,
     Lessee, covering All of Block 284, West Cameron Area (OCS-G 17776)


WEST CAMERON, SOUTH ADDITION, BLOCK 493                                             100.00%

     Oil and Gas Lease of Submerged Lands dated July 1, 1996, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 493, West Cameron Area, South Addition (OCS-G 16196)

                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------


SOUTH TIMBALIER, SOUTH ADDITION, BLOCK 318                                          100.00%

     Oil and Gas Lease of Submerged Lands dated August 1, 1997, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 318, South Timbalier, South Addition (OCS-G 18060)


VERMILION BLOCK 185                                                                 100.00%

     Oil and Gas Lease of Submerged Lands dated August 1, 1996, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 185, Vermilion Area (OCS-G 16302)


VERMILION BLOCK 198                                                                 100.00%

     Oil and Gas Lease of Submerged Lands dated July 1, 1997, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 198, Vermilion Area (OCS-G 17907)


VERMILION BLOCK 204                                                                 100.00%

     Oil and Gas Lease of Submerged Lands dated July 1, 1995, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 204, Vermilion Area (OCS-G 15187)


BRAZOS BLOCK A-40                                                                   25.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1996, between United
     States of America, Lessor, and Hardy Oil & Gas USA Inc., et al, Lessee, covering All of Block A-40, Brazos Area (OCS-G 15738)


BRAZOS, SOUTH ADDITION, BLOCK A-101                                                 100.00%

     Oil and Gas Lease of Submerged Lands dated October 1, 1998, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block A-101, Brazos Area, South Addition (OCS-G 20619)


BRAZOS, SOUTH ADDITION, BLOCK A-110                                                 100.00%

     Oil and Gas Lease of Submerged Lands dated December 1, 1998, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block A-110, Brazos Area, South Addition (OCS-G
     20620)

                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------



BRAZOS, SOUTH ADDITION, BLOCK A-111                                                 100.00%

     Oil and Gas Lease of Submerged Lands dated November 1, 1996, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block A-111, Brazos Area, South Addition (OCS-G
     17117)


BRAZOS, SOUTH ADDITION, BLOCK A-126                                                 100.00%

     Oil and Gas Lease of Submerged Lands dated December 1, 1998, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block A-126, Brazos Area, South Addition (OCS-G
     20622)


BRAZOS, SOUTH ADDITION, BLOCK A-127                                                 100.00%

     Oil and Gas Lease of Submerged Lands dated November 1, 1996, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block A-127, Brazos Area, South Addition (OCS-G
     17118)


BRAZOS BLOCK 366                                                                     33.33%

     Oil and Gas Lease of Submerged Lands dated January 1, 1998, between United
     States of America, Lessor, and Apache Corporation, et al, Lessee, covering
     All of Block 366, Brazos Area, seaward of the Federal/State Boundary
     (OCS-G 18892)


BRAZOS BLOCK 578                                                                    100.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1997, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 578, Brazos Area (OCS-G 17112)


BRAZOS BLOCK 608                                                                    100.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1998, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 608, Brazos Area (OCS-G 18901)


EAST BREAKS BLOCK 122                                                               100.00%

     Oil and Gas Lease of Submerged Lands dated February 1, 1997, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 122, East Breaks (OCS-G 17229)

                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------


EAST BREAKS BLOCK 167                                                               100.00%

     Oil and Gas Lease of Submerged Lands dated December 1, 1998, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 167, East Breaks (OCS-G 20682)


EAST BREAKS BLOCK 252                                                               100.00%

     Oil and Gas Lease of Submerged Lands dated February 1, 1997, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 252, East Breaks (OCS-G 17244)


GALVESTON BLOCK 190                                                                  55.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1999, between United
     States of America, Lessor, and The Houston Exploration Company, et al,
     Lessee, covering that portion of Block190, Galveston Area, seaward of the 3 Marine League Line (OCS-G 20623)


GALVESTON, SOUTH ADDITION, BLOCK A-192                                              100.00%

     Oil and Gas Lease of Submerged Lands dated December 1, 1994, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block A-192, Galveston Area, South Addition (OCS-G
     14848)


GALVESTON BLOCK 241 N/2                                                             100.00%

     Oil and Gas Lease of Submerged Lands dated February 1, 1997, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering N/2 of Block 241, Galveston Area (OCS-G 17124)


GALVESTON, SOUTH ADDITION, BLOCK A-243                                              100.00%

     Oil and Gas Lease of Submerged Lands dated December 1, 1998, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block A-243, Galveston Area, South Addition (OCS-G
     20652)


HIGH ISLAND BLOCK A-16                                                              100.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1998, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block A-16, High Island Area (OCS-G 18942)

                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------


HIGH ISLAND BLOCK A-26                                                              100.00%

     Oil and Gas Lease of Submerged Lands dated December 1, 1997, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block A-26, High Island Area (OCS-G 18943)


HIGH ISLAND BLOCK 67                                                                100.00%

     Oil and Gas Lease of Submerged Lands dated October 1, 1997, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 67, High Island Area (OCS-G 18928)


HIGH ISLAND BLOCK 115                                                               100.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1998, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 115, High Island Area (OCS-G 18936)


MATAGORDA ISLAND BLOCK 655                                                          100.00%

     Oil and Gas Lease of Submerged Lands dated February 1, 1997, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 655, Matagorda Island Area (OCS-G 17097)


MUSTANG ISLAND BLOCK A-33                                                           100.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1998, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block A-33, Mustang Island Area (OCS-G 18878)


MUSTANG ISLAND, EAST ADDITION, BLOCKS A-113 & A-114                                  75.00%

     Oil and Gas Lease of Submerged Lands dated February 1, 1997, between
     United States of America, Lessor, and Mariner Energy, Inc., et al, Lessee,
     covering All of Block A-113, Mustang Island Area, East Addition (OCS-G
     17083)

     Oil and Gas Lease of Submerged Lands dated January 1, 1997, between United
     States of America, Lessor, and Mariner Energy, Inc., et al, Lessee,
     covering All of Block A-114, Mustang Island Area, East Addition (OCS-G
     17084)

                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------



MUSTANG ISLAND, EAST ADDITION, BLOCKS A-117 & A-118                                  75.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1998, between United
     States of America, Lessor, and Mariner Energy, Inc., et al, Lessee,
     covering All of Block A-117, Mustang Island Area, East Addition (OCS-G
     18883)

     Oil and Gas Lease of Submerged Lands dated January 1, 1997, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee,
     covering All of Block A-118, Mustang Island Area, East Addition (OCS-G
     17086)


MUSTANG ISLAND, EAST ADDITION, BLOCK A-138                                          100.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1997, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee,
     covering All of Block A-138, Mustang Island Area, East Addition (OCS-G
     17089)


MUSTANG ISLAND, EAST ADDITION, BLOCK A-139                                           55.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1997, between United
     States of America, Lessor, and The Houston Exploration Company, et al,
     Lessee, covering All of Block A-139, Mustang Island Area, East Addition
     (OCS-G 17090)


MUSTANG ISLAND BLOCK 725                                                            100.00%

     Oil and Gas Lease of Submerged Lands dated December 1, 1998, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 725, Mustang Island Area (OCS-G 20604)


MUSTANG ISLAND BLOCK 726                                                            100.00%

     Oil and Gas Lease of Submerged Lands dated December 1, 1998, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 726, Mustang Island Area (OCS-G 20605)


MUSTANG ISLAND BLOCK 727                                                            100.00%

     Oil and Gas Lease of Submerged Lands dated December 1, 1998, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 727, Mustang Island Area (OCS-G 20606)

                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------



MUSTANG ISLAND, EAST ADDITION,  BLOCK 760                                            95.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1996, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee,
     covering All of Block 760, Mustang Island Area, East Addition (OCS-G
     15711)


MUSTANG ISLAND BLOCK 857                                                            100.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1998, between United
     States of America, Lessor, and The Houston Exploration Company, Lessee, covering All of Block 857, Mustang Island Area (OCS-G 18876)


BLOCK 859 PROSPECT                                                                  100.00%

     Oil and Gas Lease of Submerged Lands dated November 1, 1994, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering that portion of Block 838, Mustang Island Area, seaward of Federal/State Boundary (OCS-G 14769)

     Oil and Gas Lease of Submerged Lands dated November 1, 1994, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering that portion of Block 842, Mustang Island Area, seaward of Federal/State Boundary (OCS-G 14770)

     Oil and Gas Lease of Submerged Lands dated November 1, 1994, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering that portion of Block 843, Mustang Island Area, seaward of Federal/State Boundary (OCS-G 14771)

     Oil and Gas Lease of Submerged Lands dated November 1, 1994, between
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering that portion of Block 859, Mustang Island Area, seaward of Federal/State Boundary (OCS-G 14774)

     Oil and Gas Lease dated April 5, 1994, between The State of Texas, Lessor, and Crasheil Resources, Inc., Lessee, covering S/2 of NE/4 of Tract 842-L,
     Gulf of Mexico, Kleberg County, Texas (M-95912)

     Oil and Gas Lease dated April 5, 1994, between The State of Texas, Lessor, and Crasheil Resources, Inc., Lessee, covering All of SE/4 of Tract 842-L
     Northwest of Three Marine League Line, Gulf of Mexico, Kleberg County,
     Texas (M-95913)

                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------


     BLOCK 859 PROSPECT, CON'T.

     Oil and Gas Lease dated April 5, 1994, between The State of Texas, Lessor, and Crasheil Resources, Inc., Lessee, covering NW/4 and SW/4 of Tract
     843-L, Northwest of Three Marine League Line, Gulf of Mexico, Kleberg
     County, Texas (M-95914)

     Oil and Gas Lease dated October 4, 1994, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering All of SW/4 of Tract 838-L Northwest of Three Marine League Line, Gulf of Mexico,
     Kleberg County, Texas (M-96148)

     Oil and Gas Lease dated October 7, 1997, between The State of Texas,
     Lessor, and The Houston Exploration Company., Lessee, covering NE/4 and
     SE/4 of Tract 859-L North of Three Marine League Line, Gulf of Mexico,
     Kleberg County, Texas (M-098751)

     Oil and Gas Lease dated October 7, 1997, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering N/2 NW/4 of
     Tract 859-L, Gulf of Mexico, Kleberg County, Texas (M-098752)

     Oil and Gas Lease dated October 7, 1997, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering S/2 NW/4 of
     Tract 859-L, Gulf of Mexico, Kleberg County, Texas (M-098753)

     Oil and Gas Lease dated October 7, 1997, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering N/2 SW/4 of
     Tract 859-L, Gulf of Mexico, Kleberg County, Texas (M-098754)

     Oil and Gas Lease dated October 7, 1997, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering N/2 SE/4 of
     Tract 860-L, Gulf of Mexico, Kleberg County, Texas (M-098755)


MUSTANG ISLAND BLOCK 866                                                            100.00%

     Oil and Gas Lease of Submerged Lands dated January 1, 1998, between the
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 866, Mustang Island Area (OCS-G 18877)


MUSTANG ISLAND BLOCK 879                                                            100.00%

     Oil and Gas Lease of Submerged Lands dated November 1, 1994, between the
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering that portion of Block 879, Mustang Island Area, seaward of Federal/State Boundary (OCS-G 14775)

                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------


NORTH PADRE ISLAND BLOCK 897                                                        100.00%

     Oil and Gas Lease of Submerged Lands dated November 1, 1994, between the
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 897, North Padre Island Area (OCS-G 14754)


SOUTH PADRE ISLAND BLOCK 1030                                                       100.00%

     Oil and Gas Lease of Submerged Lands dated October 1, 1997, between The
     United States of America, Lessor, and The Houston Exploration Company,
     Lessee, covering All of Block 1030, South Padre Island Area (OCS-G 18850)


STATE TRACTS 863/880 PROSPECT                                                       100.00%

     Oil and Gas Lease dated April 5, 1994, between The State of Texas, Lessor, and Crasheil Resources, Inc., Lessee, covering S/2 SE/4 of Tract 863-L,
     Gulf of Mexico, Kleberg County, Texas (M-95915)

     Oil and Gas Lease dated October 4, 1994, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering S/2 SE/4 of
     Tract 860-L, Gulf of Mexico, Kleberg County, Texas (M-96149)

     Oil and Gas Lease dated October 4, 1994, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering N/2 NE/4 of
     Tract 863-L, Gulf of Mexico, Kleberg County, Texas (M-96150)

     Oil and Gas Lease dated April 5, 1994, between The State of Texas, Lessor, and Crasheil Resources, Inc., Lessee, covering N/2 NE/4 of Tract 880-L,
     Gulf of Mexico, Kleberg County, Texas (M-95916)

     Oil and Gas Lease dated October 4, 1994, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering S/2 NE/4 of
     Tract 863-L, Gulf of Mexico, Kleberg County, Texas (M-96151)

     Oil and Gas Lease dated October 4, 1994, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering N/2 SE/4 of
     Tract 863-L, Gulf of Mexico, Kleberg County, Texas (M-96152)

     Oil and Gas Lease dated April 5, 1994, between The State of Texas, Lessor, and Crasheil Resources, Inc., Lessee, covering S/2 NE/4 of Tract 880-L,
     Gulf of Mexico, Kleberg County, Texas (M-95917)

     Oil and Gas Lease dated April 5, 1994, between The State of Texas, Lessor, and Crasheil Resources, Inc., Lessee, covering N/2 SE/4 of Tract 880-L,
     Gulf of Mexico, Kleberg County, Texas (M-95918)

                                                                                THEC ORIGINAL
PROSPECT                                                                        WORKING INTEREST
--------                                                                        ----------------



STATE TRACTS 863/880, con't.

     Oil and Gas Lease dated October 4, 1994, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering S/2 SE/4 of
     Tract 880-L, Northwest of Three Marine League Line, Gulf of Mexico,
     Kleberg County, Texas (M-96153)

     Oil and Gas Lease dated October 4, 1994, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering NE/4 of
     Tract 883-L, West of Three Marine League Line, Gulf of Mexico, Kenedy and
     Kleberg Counties, Texas (M-96147)

     Oil and Gas Lease dated October 4, 1994, between The State of Texas,
     Lessor, and The Houston Exploration Company, Lessee, covering SE/4 of
     Tract 883-L, West of Three Marine League Line, Gulf of Mexico, Kenedy
     Countys, Texas (M-96146)


STATE TRACT 990-S PROSPECT                                                          100.00% *

     Oil and Gas Lease dated April 7, 1998, between The State of Texas, Lessor, and The Houston Exploration Company, Lessee, covering S/2 of Tract 990-S,
     Gulf of Mexico, Kleberg County, Texas (M-099277)

     Oil and Gas Lease dated April 7, 1998, between The State of Texas, Lessor, and The Houston Exploration Company, Lessee, covering N/2 of Tract 990-S,
     Gulf of Mexico, Kleberg County, Texas (M-099276)



*  SUBJECT TO 25% WI REVERSIONARY RIGHTS OF SHELL OFFSHORE

                                  SCHEDULE II

                          OFFSHORE OPERATING AGREEMENT
                             EFFECTIVE _______, 1999



                         THE HOUSTON EXPLORATION COMPANY
                                   AS OPERATOR


                                      AND



                    ----------------------------------------
                                AS NON-OPERATOR






                                    COVERING

                                  OCS-G ______

                              --------------------
                                     BLOCK _____



                        FEDERAL OFFSHORE TEXAS/LOUISIANA

                          OFFSHORE OPERATING AGREEMENT

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
          Preliminary Recitals ...............................................1

                                    ARTICLE 1
                                   DEFINITIONS

  1.1     Application To Separate Leases .....................................1

                                    ARTICLE 2
                                   DEFINITIONS

  2.1     Development Operations .............................................1
  2.2     Development Well ...................................................1
  2.3     Exploratory Operations .............................................1
  2.4     Non-Consent Operations .............................................1
  2.5     Non-Consent Platform ...............................................1
  2.6     Non-Consent Well ...................................................1
  2.7     Oil and Gas ........................................................2
  2.8     Operator ...........................................................2
  2.9     Non-Operator .......................................................2
  2.10    Participating Interest .............................................2
  2.11    Participating Party ................................................2
  2.12    Non-Participating Party ............................................2
  2.13    Producible Well ....................................................2
  2.14    Leases .............................................................2
  2.15    Facilities .........................................................2
  2.16    Working Interest ...................................................2
  2.17    Reservoir ..........................................................2
  2.18    Platform ...........................................................3

                                    ARTICLE 3
                                    EXHIBITS

  3.1     Exhibits ...........................................................3
          3.1.1 Exhibit A: Description of Lease and Working
                           Interest of the Parties ...........................3
          3.1.2 Exhibit B: Insurance Provisions ..............................3
          3.1.3 Exhibit C: Accounting Procedure ..............................3
          3.1.4 Exhibit D: Nondiscrimination Provisions ......................3
          3.1.5 Exhibit E: Tax Provision .....................................3
          3.1.5 Exhibit F: Gas Balancing Agreement ...........................3

                                    ARTICLE 4
                                    OPERATOR

  4.1     Operator ...........................................................3
  4.2     Resignation ........................................................3
  4.3     Removal of Operator ................................................3
  4.4     Selection of Successor .............................................4
  4.5     Delivery of Property ...............................................4

                                    ARTICLE 5
                         AUTHORITY AND DUTY OF OPERATOR

  5.1     Exclusive Right To Operate .........................................4
  5.2     Workmanlike Conduct ................................................4

Section                                                                     Page
-------                                                                     ----
  5.3     Liens and Encumbrances ..............................................4
  5.4     Employees ...........................................................5
  5.5     Records .............................................................5
  5.6     Compliance ..........................................................5
  5.7     Drilling ............................................................5
  5.8     Reports .............................................................5
  5.9     Information To Participating Parties ................................5
  5.10    Information To Non-Participating Parties ............................6

                                    ARTICLE 6
                          VOTING AND VOTING PROCEDURES

  6.1     Designation of Representatives ......................................6
  6.2     Voting Procedures ...................................................6
          6.2.1 Voting Interest ...............................................6
          6.2.2 Vote Required .................................................6
          6.2.3 Votes .........................................................6
          6.2.4 Meetings ......................................................6

                                    ARTICLE 7
                                     ACCESS

  7.1     Access To Lease .....................................................7
  7.2     Reports .............................................................7
  7.3     Confidentiality......................................................7
  7.4     Limited Disclosure ..................................................7

                                    ARTICLE 8
                                  EXPENDITURES

  8.1     Basis of Charges To the Parties .....................................7
  8.2     Authorization .......................................................8
  8.3     Advance Billings ....................................................8
  8.4     Commingling of Funds ................................................8
  8.5     Security Rights .....................................................8
  8.6     Unpaid Charges ......................................................8
  8.7     Default .............................................................9
  8.8     Carved-Out Interests ................................................9

                                    ARTICLE 9
                                     NOTICES

  9.1     Giving and Receiving Notices .......................................10
  9.2     Content of Notice ..................................................10
  9.3     Response To Notices ................................................10
          9.3.1 Platform Construction ........................................10
          9.3.2 Proposal Without Platform ....................................11
          9.3.3 Other Matters ................................................11
  9.4     Failure To Respond .................................................11

                                   ARTICLE 10
                               EXPLORATORY WELLS

  10.1    Operations By All Parties ..........................................11
  10.2    Second Opportunity To Participate ..................................11
  10.3    Operations By Fewer Than All Parties ...............................11
          10.3.1 First Exploratory Well Drilled On Lease .....................12
          10.3.2 Exploratory Wells Other Than The First
                 Exploratory Well Drilled On Lease ...........................12

Section                                                                     Page
-------                                                                     ----
  10.4     Course of Action After Drilling To Initial
           Objective Depth ...................................................12

                                   ARTICLE 11
                           DEVELOPMENT WELL OPERATIONS

  11.1    Operations By All Parties ..........................................13
  11.2    Second Opportunity To Participate ..................................14
  11.3    Operations By Fewer Than All Parties ...............................14
  11.4    Course of Action After Drilling To Initial
          Objective Depth ....................................................14
  11.5    Timely Operations ..................................................14
  11.6    Deeper Drilling ....................................................14

                                   ARTICLE 12
                             NON-CONSENT OPERATIONS

  12.1    Non-Consent Operations .............................................15
          12.1.1 Non-Interference ............................................15
          12.1.2 Multiple Completion Limitation ..............................15
          12.1.3 Metering ....................................................15
          12.1.4 Non-Consent Well ............................................15
          12.1.5 Cost Information ............................................15
          12.1.6 Completions .................................................16
  12.2    Forfeiture of Interest .............................................16
          12.2.1 Production Reversion Penalties ..............................16
          12.2.2 Non-Production Reversion ....................................17
  12.3    Deepening of Non-Consent Well ......................................17
  12.4    Operations From Non-Consent Platforms ..............................18
  12.5    Discovery or Extension From Mobile Drilling
          Operations .........................................................18
  12.6    Allocation of Platform Costs To Non-Consent
          Operations .........................................................18
          12.6.1 Charges .....................................................18
          12.6.2 Operating and Maintenance Charges ...........................19
          12.6.3 Payments ....................................................19
  12.7    Operations To Maintain Lease .......................................19
  12.8    Allocation of Costs Between Zones ..................................20
          12.8.1 If The Well Is Completed In Only One Zone ...................20
          12.8.2 If The Well Is Completed In Dual or
                  Multiple Zones .............................................21
          12.8.3 If The Well Is a Dry Hole ...................................23

                                   ARTICLE 13
                                   FACILITIES

  13.1    Approval ...........................................................23
  13.2    Contracts ..........................................................23

                                   ARTICLE 14
                             ABANDONMENT AND SALVAGE

  14.1    Platform Salvage and Removal Costs .................................24
  14.2    Abandonment of Producing Well ......................................24
  14.3    Assignment of Interest .............................................24
  14.4    Abandonment Operations Required By Governmental
          Authority ..........................................................24

Section                                                                     Page
-------                                                                     ----
                                   ARTICLE 15
                                   WITHDRAWAL

  15.1    Withdrawal .........................................................25
  15.2    Limitations On Withdrawal ..........................................25

                                   ARTICLE 16
                      RENTALS, ROYALTIES AND OTHER PAYMENTS

  16.1    Creation of Overriding Royalty .....................................26
  16.2    Payment of Rentals and Minimum Royalties ...........................26
  16.3    Non-Participation In Payments ......................................26
  16.4    Royalty Payments ...................................................26

                                   ARTICLE 17
                                      TAXES

  17.1    Property Taxes .....................................................26
  17.2    Contest of Property Tax Valuation ..................................26
  17.3    Production and Severance Taxes .....................................27
  17.4    Other Taxes and Assessments ........................................27

                                   ARTICLE 18
                                    INSURANCE

  18.1    Insurance ..........................................................27

                                   ARTICLE 19
                         LIABILITY, CLAIMS AND LAWSUITS

  19.1    Individual Obligations .............................................27
  19.2    Notice of Claim or Lawsuit .........................................27
  19.3    Settlements ........................................................27
  19.4    Legal Expense ......................................................28
  19.5    Liability For Losses, Damages, Injury or Death .....................28
  19.6    Indemnification ....................................................28

                                   ARTICLE 20
                           INTERNAL REVENUE PROVISION

  20.1    Internal Revenue Provision..........................................28

                                   ARTICLE 21
                                  CONTRIBUTIONS

  21.1    Notice of Contributions Other Than Advances For
          Sale of Production .................................................28
  21.2    Cash Contributions .................................................29
  21.3    Acreage Contributions ..............................................29

                                   ARTICLE 22
                           DISPOSITION OF PRODUCTION

  22.1    Facilities To Take In Kind .........................................29
  22.2    Right To Take In Kind ..............................................29
  22.3    Failure To Take In Kind ............................................29
  22.4    Expenses of Delivery In Kind .......................................30
  22.5    Gas Balancing Provisions ...........................................30

Section                                                                     Page
-------                                                                     ----
                                   ARTICLE 23
                                 APPLICABLE LAW

  23.1    Applicable Law ....................................................30

                                   ARTICLE 24
                     LAWS, REGULATIONS AND NONDISCRIMINATION

  24.1    Laws and Regulations ..............................................30
  24.2    Nondiscrimination .................................................30

                                   ARTICLE 25
                                  FORCE MAJEURE

  25.1    Force Majeure .....................................................30
  25.2    Notice ............................................................31

                                   ARTICLE 25
                             SUCCESSORS AND ASSIGNS

  26.1    Successors and Assigns ............................................31
  26.2    Assignments .......................................................31

                                   ARTICLE 27
                                      TERM

  27.1    Term ..............................................................31

                                   ARTICLE 28
                              COUNTERPART EXECUTION

  28.1    Counterpart Execution .............................................31

                                  EXHIBIT "A"




                                       I.
                                    THE LEASE


                                      II.
                       NAMES AND ADDRESSES OF THE PARTIES



                                      III.
                       LEASEHOLD INTERESTS OF THE PARTIES

                                  EXHIBIT "B"






                                   INSURANCE

                          OFFSHORE OPERATING AGREEMENT

         THIS AGREEMENT, made effective the _________ day of _____, 1999, by the signers hereof, herein referred to as "Parties" and individually as "Party".

                                   WITNESSETH

         WHEREAS, the Parties are owners of the Oil and Gas Lease as set out in Exhibit "A", and desire to explore, develop, produce and operate said Lease;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein, it is agreed as follows:

                                ARTICLE 1

                      APPLICATION TO SEPARATE LEASE

         1.1 Application to Separate Leases. If more than one lease is identified in Exhibit "A", this Agreement shall be applicable to each such lease separately for the purpose herein, and each such lease shall be considered as being covered by a separate operating agreement.


                                ARTICLE 2

                               DEFINITIONS

         2.1 Development Operations. Operations subsequent to the date on which one (1) or more parties owning fifty-one percent (51%) or more interest in the Lease determine that production capability sufficient to justify development has been established.

         2.2 Development Well. Any well proposed as a Development Operation.

         2.3 Exploratory Operations. Operations prior to Development
Operations.

         2.4 Non-Consent Operations. Operations conducted by less than all, but one (1) or more Parties owning fifty-one percent (51%) or more interest in the Lease.

         2.5 Non-Consent Platform. A platform ordered or constructed by less than all, but one (1) or more Parties owning fifty-one percent (51%) or more interest in the Lease.

         2.6 Non-Consent Well. A well drilled as a Non-Consent Operation.

         2.7 Oil and Gas. Oil, gas, casinghead gas, gas condensate and all other liquid or gaseous hydrocarbons (or any of them) in, on and under that may be produced from the Lease.

         2.8 Operator. The Party designated under Article 4 of this Agreement to conduct exploration, development and operation of the Lease.

         2.9 Non-Operator. Any party to this Agreement other than the Operator.

         2.10 Participating Interest. The respective percentage of participation of each Party electing to participate in each of the operations conducted hereunder, including the production of oil and gas, based on ownership in the Lease.

         2.11 Participating Party. A Party who joins in an operation conducted pursuant to this Agreement.

         2.12 Non-Participating Party. Any Party other than a Participating
Party.

         2.13 Producible Well. A well producing oil or gas or, if not producing oil or gas, a well determined to be capable of producing oil or gas in paying quantities pursuant to any applicable order issued by or finding made by appropriate governmental authority.

         2.14 Lease(s). Each oil and gas lease identified in Exhibit "A" of this Agreement and the lands affected thereby.

         2.15 Facilities. All physical assets, excluding platforms, on the Lease beyond the wellhead connections; including, but not limited to, equipment for storage, treating, compression and production handling. The cost of those physical assets will include, but not be limited to material, fabrication, transportation and installation.

         2.16 Working Interest. The ownership of each Party in and to the Lease as set forth in Exhibit "A".

         2.17 Reservoir. An underground accumulation of porous and permeable rocks containing hydrocarbons which is bounded either by physical changes within such rocks or by other rocks so as to prevent efficient and effective migration of such hydrocarbons across such boundaries.

         2.18 Platform. An offshore structure, including a structure that solely supports Facilities, whether fixed, compliant, or floating, and the components of that structure, including, but not limited to, caissons or well protectors, rising above the water line and used for exploration, development or production of hydrocarbons from the Lease. The term "Platform" shall also mean an offshore subsea structure or template (excluding templates used for drilling operations) and any component thereof (including, but not limited to, flow lines and control systems, other than those installed in connection with completion of a well) that is attached to the sea floor and used to obtain production of hydrocarbons from the Lease.


                                   ARTICLE 3

                                    EXHIBITS

         3.1 Attached hereto are the following exhibits which are incorporated herein by reference:

              3.1.1. Exhibit A. Description of the Lease and Working Interest of
                                the Parties

              3.1.2. Exhibit B. Insurance Provisions

              3.1.3. Exhibit C. Accounting Procedure

              3.1.4. Exhibit D. Non-Discrimination Provisions

              3.1.5. Exhibit E. Tax Partnership

              3.1.6. Exhibit F. Gas Balancing Agreement


                                   ARTICLE 4

                                    OPERATOR

         4.1 Operator. THE HOUSTON EXPLORATION COMPANY is hereby designated as Operator.

         4.2 Resignation. Operator may resign at any time by giving notice to the Parties. Such resignation shall become effective at 7:00 a.m. on the first day of the month following a period of ninety (90) days after said notice, unless a successor Operator has assumed the duties of Operator prior to that date.

         4.3 Removal of Operator. Should Operator or any successor Operator hereunder (1) dissolve, liquidate or terminate its corporate existence, (2) become insolvent, bankrupt or subject to receivership, or (3) no longer own an interest in the Lease, or (4) fail to perform its duties hereunder, Operator may be removed by an affirmative vote of the Parties having a combined Working Interest of fifty-one percent (51%) or more after excluding Operator's Working Interest.

         4.4 Selection of Successor. Upon resignation or removal of Operator, a successor Operator shall be selected by an affirmative vote of the Parties having a combined Working Interest of fifty-one percent (51%) or more; however, if the removed or resigned Operator fails to vote or votes only to succeed itself, the successor Operator shall be selected by an affirmative vote of the Parties having a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest left after excluding the Working Interest of the removed or resigned Operator.

         4.5 Delivery of Property. Prior to the effective date of resignation or removal, Operator shall deliver promptly to successor operator the possession of everything owned by the Parties pursuant to this Agreement.


                                   ARTICLE 5

                         AUTHORITY AND DUTY OF OPERATOR

         5.1 Exclusive Right to Operate. Unless otherwise provided, Operator shall have the exclusive right and duty to conduct all operations pursuant to this Agreement.

         5.2 Workmanlike Conduct. Operator shall conduct all operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. Operator shall not be liable to the Parties for losses sustained or liabilities incurred except such as may result from its gross negligence or willful misconduct. Unless otherwise provided, Operator shall consult with the Parties and keep them informed of all important matters.

         5.3 Liens and Encumbrances. Operator shall endeavor to keep the Lease and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in

Section 8.5.

         5.4 Employees. Operator shall select employees and determine their number, hours of labor, and compensation. Such employees shall be employees of Operator.

         5.5 Records. Operator shall keep accurate books, accounts and records of operations which shall be available to Non-Operators pursuant to provisions of Exhibit "C".

         5.6 Compliance. Operator shall comply with and require all agents and contractors to comply with all applicable laws, rules, regulations, and orders of any governmental agency having jurisdiction.

         5.7 Drilling. Operator shall have all drilling operations conducted by qualified and responsible independent contractors under competitive contracts. However, Operator may employ its equipment and personnel in the conduct of such operations, at competitive rates, pursuant to a written agreement among the Participating Parties.

         5.8 Reports. Operator shall make reports to governmental authorities that it has a duty to make as Operator and shall furnish copies of such reports to Participating Parties. Operator shall give timely written notice to the Parties of all litigation and hearings affecting the Lease or operations hereunder.

         5.9 Information to Participating Parties. Operator shall furnish each Participating Party the following information pertaining to each well being drilled:

               a) copy of application for permit to drill and all amendments thereto;

               b)   daily drilling reports;

               c)   complete report of all core analyses;

               d)   any logs or surveys as run;

               e) copies of any well test results, bottom-hole pressure surveys, gas and condensate analyses, or, similar information;

               f)   copies of reports made to regulatory agencies; and

               g) twenty-four (24) hours advance notice of logging, coring and testing operations; and, upon written request, samples of cuttings and cores marked as to depth, to be packaged and shipped at the expense of the requesting Party.

         5.10 Information to Non-Participating Parties. Operator shall furnish to each Non-Participating Party copies of all non-confidential reports made to regulatory agencies.

                                   ARTICLE 6

                          VOTING AND VOTING PROCEDURES

         6.1 Designation of Representatives. The names and addresses of the representatives and alternate, who are authorized to represent and bind each Party with respect to operations hereunder, are set forth in Exhibit "A". The designated representative or alternate may be changed by written notice to the other Parties.

         6.2 Voting Procedures. Unless otherwise provided, any matter requiring approval of the Parties shall be determined as follows:

         6.2.1 Voting Interest. Each Party shall have a voting interest equal to its Working Interest or its Participating Interest as applicable.

         6.2.2 Vote Required. Proposals requiring approval of the Parties shall be decided by an affirmative vote of one or more Parties having a combined voting interest of fifty-one percent (51%) or more.

         6.2.3 Votes. The Parties may vote at meetings; by telephone, promptly confirmed in writing to Operator; or by letter, telegram, telex, or telecopier. Operator shall give prompt notice of the results of such voting to each Party.

         6.2.4 Meetings. Meetings of the Parties may be called by Operator upon its own motion or at the request of any Party. Except in the case of emergency, or except when agreed by unanimous consent, no meetings shall be called on less than seven (7) days' advance written notice, including the agenda. The representative of Operator shall be Chairman of each meeting.

                                   ARTICLE 7

                                     ACCESS

         7.1 Access to Lease. Each Party shall have access to the Lease at its sole risk and expense at all reasonable times to inspect operations and wells in which it participates and records and data pertaining thereto.

         7.2 Reports. Upon written request, Operator shall furnish to a requesting party any information to which such Party is entitled hereunder. The costs of gathering and furnishing information not otherwise furnished under
Article 5 shall be charged to the requesting Party.

         7.3 Confidentiality. Except as provided in Section 7.4 and except for necessary disclosures to governmental agencies, no Party shall release any geological, geophysical, or reservoir information or any logs or other information pertaining to the progress, tests, or results of any well unless agreed to by the participating Parties.

         7.4 Limited Disclosure. Any Party may make confidential data available to (a) reputable engineering firms and gas transmission companies for hydrocarbon reserve and other technical evaluations, (b) reputable financial institutions and investment banking firms for study prior to financial or business transactions of such Party, its parent or affiliates and (c) affiliates of such Party as long as such affiliates do not engage in exploration and production operations in the Outer Continental Shelf. The confidential data made available shall not be removed from the custody or premises of the Party making such data available. Any third party permitted such access shall first agree in writing neither to disclose such data to others nor to use such data except for the purpose for which it is disclosed.


                                   ARTICLE 8

                                  EXPENDITURES

         8.1 Basis of Charge to the Parties. Operator shall pay all costs and each Party shall reimburse Operator in proportion to its Participating Interest. All charges, credits, and accounting for expenditures shall be pursuant to Exhibit "C". The provisions of this Agreement shall prevail in the event of conflict with Exhibit "C".

         8.2 Authorization. Operator shall neither make any single expenditure nor undertake any project costing in excess of Sixty Thousand Dollars ($60,000) without prior approval of the Parties. Operator shall furnish written information to all the Parties on any expenditures in excess of Thirty Thousand Dollars ($30,000). Subject to any election provided in Articles 10 and 11, approval of a well operation shall include approval of all necessary expenditures through installation of the wellhead. In the event of an emergency, Operator may immediately make such expenditures as in its opinion are required to deal with the emergency. Operator shall report to the Parties, as promptly as possible, the nature of the emergency and action taken.

         8.3 Advance Billings. Operator shall have the right to require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

         8.4 Commingling of Funds. Funds received by Operator under this Agreement may be commingled with its own funds.

         8.5 Security Rights. In addition to any other security right and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, Operator shall have a first lien upon each Party's Working Interest, including the production and equipment credited thereto, in order to secure payment of charges against such Party, together with interest thereon at the rate set forth in Exhibit "C" or the maximum rate allowed by law, whichever is less, plus attorneys' fees, court costs, and other related collection costs. If any Party does not pay such charges when due, Operator shall have the additional right to collect from the purchaser the proceeds from the sale of such Party's share of production until the amount owed has been paid. Each purchaser shall be entitled to rely on Operator's statement concerning the amount owed. Each Non-Operator shall have comparable security rights on Operator's Working Interest.

         8.6 Unpaid Charges. If any Party fails to pay the charges due hereunder within sixty (60) days after rendition of Operator's statement, the other Participating Parties shall, upon Operator's request, pay the unpaid amount in proportion to their interests. Each Party so paying its share of the unpaid amount shall be subrogated to Operator's security rights to the extent of such payment.

         8.7 Default. If any Party does not pay its share of the charges when due, Operator may give such Party notice that unless payment is made within fifteen (15) days, such Party shall be in default. Any Party in default shall have no further access to the maps, records, data, interpretations, or other information obtained in connection with operations. A defaulting Party shall not be entitled to vote on any matter until such time as said Party's payments are current. The voting interest of each non-defaulting Party shall be in the proportion its Participating Interest bears to the total non-defaulting Participating Interest. As to any operation approved during the time a Party is in default, such Party shall be deemed to be a Non-Participating Party.

         8.8 Carved-Out Interests. Any overriding royalty, production payment, net proceeds interest, carried interest, or other burden carved out of a Working Interest in the Lease (other than the existing burdens recited in Exhibit "A" shall be subject to the rights of the Parties to this Agreement, and any Party whose Working Interest is so encumbered shall be responsible therefor. If a Party does not pay its share of expense and the proceeds from the sale of production under Section 8.5 are insufficient for that purpose, the security rights provided for therein may be applied against the carved-out interests with which such Working Interest is burdened. It is clearly understood by the parties hereto that such overriding royalty, production payment, net proceeds interest, carried interest or other burdens carved out of a Working Interest shall not be held accountable for any other liability except forfeiture of its interest during the period of time that such Working Interest is in default. In such event, the rights of the owner of such carved-out interest shall be subordinate to the security rights granted by Section 8.5.


                                   ARTICLE 9
                                    NOTICES

         9.1 Giving and Receiving Notices. All notices shall be in writing and delivered in person or by mail, telex, telegraph, telecopier, or cable; however, if a drilling rig is on location and standby charges are accumulating, such notices shall be given by telephone and immediately confirmed in writing. Notice shall be deemed given only when received by the Party to whom such notice is directed, except that any notice by certified mail or equivalent, telegraph, or cable properly addressed, pursuant to Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail or twenty-four (24) hours after such notice is sent by facsimile (receipt confirmed), or filed with an operating telegraph or cable company for immediate transmission.

         9.2 Content of Notice. Any notice which requires a response shall indicate the maximum response time specified in Section 9.3. If a proposal involves a platform or Facility, the notice shall contain a description of same, including location and the estimated costs of fabrication, transportation and installation. If a proposal involves a well operation, the notice shall include the proposed depth, the objective zone or zones to be tested, the surface and bottom-hole locations, applicable details regarding directional drilling, the equipment to be used, and the estimated costs of the operation including all necessary expenditures through installation of the wellhead.

         9.3 Response to Notices. Each Party's response to proposal shall be in writing to all other Parties. Except for those notices in Articles 10, 11, 15 and 16, the maximum response times shall be as follows:

            9.3.1 Platform Construction. When any proposal for well operations involves the construction of a platform, the maximum response time shall be sixty (60) days.

            9.3.2 Proposal Without Platform. When any proposal for well operations does not require construction of a platform, maximum response time shall be thirty (30) days; however, if a drilling rig is on location and standby charges are accumulating, the maximum response time shall be forty-eight
                  (48) hours.

            9.3.3 Other Matters. For all other matters requiring notice, the maximum response time shall be thirty (30) days.

         9.4 Failure to Respond. Failure of any Party to respond to a notice within the required period shall be deemed to be a negative response.


                                   ARTICLE 10

                               EXPLORATORY WELLS

         10.1 Operations by All Parties. Any Party may propose an Exploratory Well by notifying the other Parties. If all the Parties agree to participate in drilling the proposed well, Operator shall drill same at their cost and risk. The well shall be commenced within one hundred twenty (120) days after the last applicable election date. If no operations are begun within such time period, the effect shall be as if the proposal had not been made.

         10.2 Second Opportunity to Participate. If fewer than all but one or more Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate, the proposing Party shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty-eight
(48) hours after receipt of such information.

         10.3 Operations by Fewer Than All Parties. If fewer than all but one or more Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate in and agree to bear the cost and risk of drilling the proposed well, Operator, or another Party if Operator is not a Participating Party, shall drill such well as Operator under this Agreement.

           10.3.1 First Exploratory Well Drilled on Lease. Notwithstanding anything to the contrary herein contained, the penalty for non-participation in the initial test well drilled on the Lease shall be forfeiture of the Non-Participating Party's entire interest in the Lease.

                  As of the last applicable election date, each Non-Participating Party shall be deemed to have relinquished to the Participating Parties in proportion to their interests, its interest in the Lease.

                  If the first Exploratory Well is commenced within one hundred twenty (120) days after the last applicable election date, and is drilled as proposed in accordance with this Agreement, each Non-Participating Party will execute an assignment covering such relinquished interest; otherwise, no relinquishment or assignment shall occur.

           10.3.2 Exp1oratory Wells Other Than First Well Drilled on Lease. If the well is commenced within one hundred twenty (120) days after the date of the last applicable election date and is drilled as proposed in accordance with this Agreement, any Party electing not to participate shall be deemed to have relinquished its operating rights in such well as if it were a Non-Consent Well. Recoupment of costs shall be determined by Article 12 and the drilling of such well shall be governed by Article 12.

         10.4 Course of Action After Drilling to Initial Objective Depth. At such time as an Exploratory Well has been drilled as proposed, Operator shall notify the Participating Parties setting forth Operator's recommendations for further operations. Such

Parties, within twenty-four (24) hours after receipt of such recommendations, may accept or make additional recommendations. If additional recommendations are made, the Participating Parties shall have an additional twenty-four (24) hours to respond. The action taken shall be that decided by one or more Parties having a combined Participating Interest of fifty-one percent (51%) or more. If this vote is not obtained within the time limits specified above, further operations shall be disposed of in the following descending order of priority: additional testing, completion at the initial objective depth, completions in ascending order, deepening, side-tracking and plugging and abandoning. If the decision is to drill deeper, a Party may be relieved of the obligation and liability as to such deepening by paying its proportionate share of the estimated costs of plugging and abandoning the well at the initial objective depth. If drilling to the initial objective depth does not result in a Producible Well and the decision is to drill deeper, each original Non-Participating Party shall be notified by the Operator and may participate by notifying the Operator, within twenty-four (24) hours after receiving notice of the decision, that it will join in deepening and pay its proportionate share of the cost of drilling such well to the initial objective depth. As of the last applicable election date, each Non-Participating Party shall be deemed to have relinquished to the Participating Parties in proportion to their interests, its operating rights in the well, as to those depths below the initial objective depth. The deepening of such well shall be governed by the terms of Article 12.


                                   ARTICLE 11

                          DEVELOPMENT WELL, OPERATIONS

         11.1 Operations by All Parties. Any Party may propose Development Well operations, including any platform required by such operations, by notifying the other Parties. If all Parties elect to participate in the proposed operation, Operator shall conduct such operation at their cost and risk.

         11.2 Second Opportunity to Participate. If fewer than all but one or more Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate, the proposing Party shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty-eight
(48) hours after receipt of such information.

         11.3 Operations by Fewer Than All Parties. If fewer than all but one or more Parties having a combined Working Interest of fifty-one percent (51%) or more elect to participate in and agree to bear the cost and risk of a Development Operation, Operator shall conduct such operation pursuant to Article 12.

         11.4 Course of Action After Drilling To Initial Objective Depth. After a Development Well has been drilled to initial objective depth, the identical procedures and alternatives set out in Section 10.4 shall apply.

         11.5 Timely Operations. Operations shall be commenced within one hundred twenty (120) days following the date upon which the last applicable election may be made. If no operations are begun within such time period, the effect shall be as if the proposal had not been made. Operations shall be deemed to have commenced (a) on the date the contract for a new platform is let, if the notice indicated the need for such platform; or (b) on the date rigging-up operations are commenced.

         11.6 Deeper Drilling. If a well is proposed to be drilled below the deepest producible zone penetrated by a Producible well, any Party may elect to participate either in the well as proposed or to the base of the deepest producible zone. A Party electing to participate in such well to the base of said zone shall bear its proportionate part of the cost and risk of drilling to said zone including completion or abandonment. All operations below the depth to which such Party agreed to participate shall be governed by Article 12.

                                   ARTICLE 12

                             NON-CONSENT OPERATIONS

         12.1 Non-Consent Operations. Operator shall conduct Non-Consent Operations at the sole risk and expense of the Participating Parties, in accordance with the following provisions:

              12.1.1 Non-Interference. Non-Consent Operations shall not
                     interfere unreasonably with operations being conducted by all Parties.

              12.1.2 Multiple Completion Limitation. Non-Consent Operations
                     shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same Parties in the same proportions; (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

              12.1.3 Metering. In Non-Consent Operations, production need not be separately metered but may be determined on the basis of well tests.

              12.1.4 Non-Consent Well. Operations on a Non-Consent Well shall not be conducted in any producible zone penetrated by a Producible Well without approval of each Non-Participating Party unless: (a) such zone shall have been designated in the notice as a completion zone; (b) completion of such well in said zone will not increase the well density governmentally prescribed or approved for such zone; and
                     (c) the horizontal distance between the vertical projections of the midpoint of the zone in such well and any existing well in the same zone will be at least one thousand (1000) feet if an oil-well completion or two thousand (2000) feet if a gas-well completion.

              12.1.5 Cost Information. Operator shall, within one
                     hundred twenty (120) days after completion of a Non-Consent Well, furnish the Parties an inventory and an itemized statement of the cost of such well and equipment pertaining thereto. Operator shall furnish to the Parties a monthly statement showing operating expenses and the proceeds from the sale of production from the well for the preceding month.

              12.1.6 Completions. For the purposes of determinations hereunder, each completion shall be considered a separate well.

         12.2 Forfeiture of Interest. Upon commencement of Non-Consent Operations, each Non-Participating Party's interest and leasehold operating rights in the Non-Consent Operation and title to production therefrom shall be owned by and vested in each Participating Party in proportion to its Participating Interest for as long as the operations originally proposed are being conducted or production is obtained, subject to the following:

              12.2.1 Production Reversion Penalties. Such interest, rights and title shall revert to each Non-Participating Party when the Participating Parties have recouped out of the proceeds of production from such Non-Consent Operations an amount equal to the sum of the following:

                     a) Six hundred fifty percent (650%) of the cost of drilling, completing, recompleting, deepening, deviating, or plugging back each Non-Consent Exploratory Well, and equipping it through the well head connections, reduced by any contribution received under Section 21.2; plus,

                     b) Five hundred percent (500%) of the cost of drilling, completing, recompleting, deepening, deviating or plugging back each Non-Consent

                            Development Well and equipping it through the wellhead connections, reduced by any contribution received under Section 21.2; plus,

                     c) Five hundred percent (500%) of the cost of Facilities necessary to carry out the operation; plus,

                     d) Five hundred percent (500%) of the cost of any Non-Consent Platform which must be installed to carry out the operation; plus,

                     e) Two hundred percent (200%) of the cost of using platform already installed; plus

                     f) the cost of operating expenses, royalties and severance, gathering and production taxes.

Upon the recoupment of such costs, a Non-Participating Party shall become a Participating Party in such operations.

                     12.2.2 Non-Production Reversion. If such Non-Consent
                            Operations fail to obtain production or if such operations result in production which ceases prior to recoupment by the Participating Parties of the penalties provided for above, such operating rights shall revert to each Non-Participating Party except that all Non-Consent Wells, platforms and Facilities shall remain vested in the Participating Parties; however, any salvage in excess of the sum remaining under Section 12.2.1 shall be credited to all Parties.

         12.3 Deepening of Non-Consent Well. If any Participating Party proposes to deepen a Non-Consent Well, a Non-Participating Party may participate by notifying the operator within five (5) days after receiving the proposal that it will join in the deepening operation and by paying to the Participating Parties an amount equal to such Non-Participating Party's share of the actual costs of drilling and casing such well. The Participating Parties shall continue to be entitled to recoup the full sum specified in

Section 12.2.1 applicable to the Non-Consent Well out of the proceeds of production from the non-consent portion of the well.

         12.4 Operations from Non-Consent Platforms. A Party which did not originally participate in a platform shall be a Non-Participating Party as to all operations from such platform and shall be subject to the provisions of
Section 12.2. Reversion shall occur only after the original Participating Parties have recouped the sum set forth in Section 12.2.1 for the platform and the Non-Consent Operations thereon.

         12.5 Discovery or Extension from Mobile Drilling and Operations. If a Non-Consent Well drilled from a mobile drilling rig or floating drilling vessel results in the discovery or extension of productive formations and if within six (6) months from the date the drilling equipment is released, a platform is ordered and if the platform location is within three thousand (3000) feet from the vertical projection of the bottom-hole location of any such well, the recoupment of amounts applicable to such well under Section 12.2.1 shall be out of all production from such Non-Consent Well and one-half of production from all other wells on the platform in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

         12.6 Allocation of Platform Costs to Non-Consent Operations. Non-Consent operations shall be subject to further conditions as follows:

                     12.6.1 Charges. If a Non-Consent Well is drilled from a
                            platform, the Participating Parties in such well shall pay to the operator for credit to the owners of such platform a charge for the right to use the platform and its Facilities as follows:

                            a) Such Participating Parties shall pay a sum equal to that portion of the total costs of the platform, which one platform slot bears to the total number of slots on the platform. If the Non-Consent Well is abandoned, the right of

                                   Participating Parties to use that platform slot shall terminate, unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment.

                            b)     If the Non-Consent Well production is
                                   handled through the Facilities, the
                                   Participating Parties shall pay a sum equal to that portion of the total cost of such Facilities which one well bears to the total number of wells utilizing the Facilities.

                     12.6.2 Operating and Maintenance Charges. The Participating
                            Parties shall pay all costs necessary to connect a Non-Consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the platform and Facilities applicable to the Non-Consent Well. Platform operating and maintenance expenses shall be allocated equally to all wells served, and operating and maintenance expenses for the Facilities shall be allocated equally to all producing wells.

                     12.6.3 Payments. Payment of sums pursuant to Section
                            12.6.1 is not a purchase of an additional interest in the platform or Facilities. Such payments shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-Consent Well.

         12.7 Operations to Maintain Lease. The provisions of this Article 12 shall not be applicable to any operation necessary to maintain the Lease. If it becomes necessary to conduct an operations to maintain the Lease, any one or more of the Parties may do so and each Non-Participating Party as to such operation shall assign to the Participating Parties its interest in the Lease, but shall not be relieved of any obligation accruing prior to such assignment.

         12.8 Allocation of Costs Between Zones. For the purpose of allocating costs of any well in which the ownership is not the same for the entire depth or the completion(s) thereof, the cost of drilling, completing and equipping said well shall be allocated on the following basis, to-wit:

              12.8.1 If the Well is Completed in Only One Zone:

                     a) Material costs, including wellhead equipment, casing and tubing strings, etc., from the surface to a depth 100 feet below the base of the completed zone shall be charged to the owners or Parties participating in that zone.

                     b) Casing strings and material costs other than tubing from a depth 100 feet below the base of the completed zone to total depth shall be charged to the owners or Parties participating in the costs to total depth.

                     c) Intangible drilling and completion costs, including non-controllable materials, from the surface to a depth 100 feet below the base of the completed zone shall be charged to the owners or Parties participating in that zone.

                     d) Intangible drilling and completion costs, including non-controllable materials from a depth 100 feet below the base of the completed zone to a total depth shall be charged to the owners of Parties participating in the costs to own total depth.

                     e) Intangible drilling and completion costs, including non-controllable materials, shall be allocated between zones on a drilling day ratio basis, where the factor for each zone (the completed zone and zone below the completed zone to total depth) is determined by a fraction of which the numerator is the number of drilling and completion days applicable to that zone and the denominator is the total number of days spent on the well beginning on the date the rig arrives on location and terminating when the rig is released.

              12.8.2 If the Well is Completed in Dual or Multiple Zones:

                     a) Material costs, including wellhead equipment and casing strings, etc. other than tubing from the surface to a depth 100 feet below the base of the upper completed zone shall be divided equally between the completed zones and charged to the owners thereof or to the Parties participating in each zone.

                     b) Casing strings and material costs other than tubing from a depth 100 feet below the base of the upper completed zone to a depth 100 feet below the base of the second completed zone shall be divided equally between the second and any other zone completed below such depth and charged to the owners thereof or to the Parties participating in each such zone. If the well is completed in triple or quadruple zones, etc., the costs applicable to the triple and quad zones shall be determined and charged to the owners thereof in the same manner as described for the dual zone.

                     c) Casing strings and controllable material costs other than tubing from a depth of 100 feet below the base of the lower completed zone to total depth shall be charged to the owners or to the Parties participating in the costs to total depth.

                     d) Tubing strings serving each separate zone shall be charged to the owners or to the Parties participating in such zone.

                     e) Intangible drilling and completion costs including non-controllable materials from the surface to a depth 100 feet below the base of the upper completed zone shall be divided equally between the completed zones and charged to the owners or to the Parties participating in each zone.

                     f) Intangible drilling and completion costs including non-controllable materials from a depth 100 feet below the base of the upper completed zone to a depth of 100 feet below the base of the second completed zone shall be divided equally between the second completed zone and any other zones completed below such depth and charged to the owners or to the Parties participating in each such zone. If the well is completed in triple or quadruple zones, etc., the costs applicable to the triple or quad zones, etc. shall be determined and charged to the owners thereof in the like manner as described for the dual zone.

                     g) Intangible drilling and completion costs including non-controllable materials from a depth 100 feet below the base of the lower completed zone to a total depth shall be charged to the owners or to the Parties participating in the costs to total depth.

                     h) Intangible drilling and completing costs including non-controllable materials shall be allocated between zones including the interval from the lower completed zone to a total depth, on a drilling day ratio basis, where the factor for each zone is determined by a fraction of which the numerator is the number of drilling and completion days applicable to that zone and the denominator is the total number of days spent on the well beginning on the date the rig arrives on location and terminating when the rig is released.

For the purpose of allocating tangible and intangible costs under 12.8.2 above, between zones that occur at less than 100 foot intervals, the distance from the base of the upper zone to the top of the next lower zone shall be allocated equally between zones.

              12.8.3 If the Well is a Dry Hole:

                     a) The costs to drill, plug and abandon a well proposed for completion in single, dual, or multiple zones shall be charged to the Parties participating therein in the same manner as if the well were completed as a producer in all zones as proposed.

                     b) Plugging and abandoning of any well following any deepening operation, completion attempt, or other operation shall be at the sole risk and expense of the Parties participating in such operation.


                                   ARTICLE 13

                                   FACILITIES

         13.1 Approval. Any Party may propose the installation of Facilities by notice to the other Parties with information adequate to describe the proposed Facilities and the estimated costs. The affirmative vote of one or more Parties having a combined Working Interest of fifty-one percent (51%) or more in the wells to be served shall constitute approval which shall be binding on all owners of the wells to be served; however, nothing hereunder shall limit a Party's rights under Section 22.1.

         13.2 Contracts. Operator may enter into contracts with independent contractors for the Facilities and, insofar as is reasonable, shall utilize competitive bidding.

                                   ARTICLE 14

                            ABANDONMENT AND SALVAGE

         14.1 Platform Salvage and Removal Costs. When the Parties owning a platform mutually agree to dispose of such platform, it shall be disposed of by the Operator as approved by such Parties. The costs, risks, and net proceeds, if any, resulting from such disposition shall be shared by such Parties in proportion to their Participating Interests.

         14.2 Abandonment of Producing Well. Any Party may propose the abandonment of a well by notifying the other Parties. No well shall be abandoned without the mutual consent of the Participating Parties. The Participating Parties not consenting to the abandonment shall pay to each Participating Party desiring to abandon its share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated current costs a of salvaging same and of plugging and and abandoning the well as determined by the Participating Parties.

         14.3 Assignment of Interest. Each Participating Party desiring to abandon a well pursuant to Section 14.2 shall assign effective as of the last applicable election date, to the nonabandoning Parties, in proportion to their Participating Interests, its interest in such well and the equipment therein and its ownership in the production from such well. Any Party so assigning shall be relieved from any further liability with respect to said well.

         14.4 Abandonment Operations Required by Governmental Authority. Any well abandonment or platform removal required by governmental authority shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning such well or platform in proportion to their Participating Interests.

                                   ARTICLE 15

                                   WITHDRAWAL

         15.1 Withdrawal. A Party may withdraw from this Agreement as to a Lease by assigning, to the other Parties who do not desire to withdraw, all its interest in such Lease and the wells, platforms and Facilities used in operations on such Lease; provided that such assignment shall not relieve such Party from any obligation or liability incurred prior to the first day of the month following receipt of the assignment by assignees. The assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest in the wells, platforms and Facilities, the current salvage value thereof less its share of the estimated current cost of salvaging same, plugging and abandoning of wells, and removal of all platforms and Facilities, as determined by the Parties. In the event such withdrawing Party's interest in such salvage value is less than such Party's share of the estimated costs, the withdrawing Party shall pay the Operator, for benefit of the non-withdrawing Parties, a sum equal to the deficiency. Within sixty (60) days after receiving notice of the assignment, Operator shall render a final statement to the withdrawing Party for its share of all expenses incurred through the first day of the month following the date of receipt of the assignment, plus any deficiency in salvage value. Providing all such expenses, including any deficiency hereunder, due from the withdrawing Party have been paid within thirty (30) days after the rendering of such final payment, the assignment shall be effective the first day of the month following its receipt, and, the withdrawing Party shall thereafter be relieved from all further obligations and liabilities with respect to such Lease.

         15.2 Limitations on Withdrawal. No Party shall be relieved of its obligations hereunder during a blowout, fire, or other emergency, but may withdraw from this Agreement after termination of such emergency, provided such Party shall remain liable for its share of all costs arising from said emergency.

                                   ARTICLE 16

                     RENTALS, ROYALTIES AND OTHER PAYMENTS

         16.1 Creation of Overriding Royalty. Any Party whose interest in the Lease is encumbered by an overriding royalty or other burden shall hold all other Parties free and harmless from such encumbrances.

         16.2 Payment of Rentals and Minimum Royalties. Operator shall pay in a timely manner all rentals, minimum royalties, or similar payments accruing under the terms of the Lease and submit evidence of each such payment to the Parties.

         16.3 Non-Participation in Payments. Should any Party elect not to pay its share of any rental, minimum royalty, or similar payment, such Party shall notify the other Parties at least sixty (60) days prior to the date on which such payment is due; and, in this event, Operator shall make such payment for the benefit of all the Participating Parties. In such event the Non-Participating Party shall, upon the request of the Participating Parties, assign to them such portions of its interest in the Lease as would be maintained by such payment. Unless otherwise agreed, such assigned interest shall be owned by each Participating Party in proportion to its Participating Interest.

         16.4 Royalty Payments. Each Party shall pay or cause to be paid all royalty and other amounts payable out of its share of production. During any time in which the Participating Parties in a Non-Consent Operation are entitled to receive a Non-Participating Party's Share of production, the Participating Parties shall bear the Lease royalty on such production.


                                   ARTICLE 17

                                     TAXES

         17.1 Property Taxes. Operator shall render property covered by this Agreement as may be subject to ad valorem taxation, and shall pay such property taxes for the benefit of each Party. Operator shall charge each Party its share of such tax payments.

         17.2 Contest of Property Tax Valuation. Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and any interest, penalty or cost accrued as a result of such protest. In either event, Operator shall charge each Party its share.

         17.3 Production and Severance Taxes. Each Party shall pay, or cause to be paid, all production and severance taxes due on any production which it receives pursuant to the terms of this Agreement.

         17.4 Other Taxes and Assessments. Operator shall pay other applicable taxes or assessments and charge each Party its share.


                                   ARTICLE 18

                                   INSURANCE

         18.1 Insurance. Operator shall obtain the insurance provided in Exhibit "B" and charge each Party its proportionate share of the cost of such coverage.


                                   ARTICLE 19

                        LIABILITY, CLAIMS, AND LAWSUITS

         19.1 Individual Obligations. The obligations, duties, and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose. Each Party shall hold all the other Parties harmless from liens and encumbrances on the Lease arising as a result of its acts.

         19.2 Notice of Claim or Lawsuit. If a claim is made against any Party or if any Party is sued on account of any matter arising from operations hereunder, such Party shall give prompt written notice to the other Parties.

         19.3 Settlements. Operator may settle any single damage claim or suit involving operations hereunder if the expenditure does not exceed Fifty Thousand Dollars ($50,000) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds such amount, the Parties shall determine the further handling of the claim or suit.

         19.4 Legal Expense. Legal expenses shall be handled pursuant to Exhibit "C".

         19.5 Liability for Losses, Damages, Injury, or Death. Liability for losses, damages, injury, or death arising from operations under this Agreement shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the gross negligence or willful misconduct Operator, in which case Operator shall be liable.

         19.6 Indemnification. The Participating Parties agree to hold the Non-Participating Parties harmless and to indemnify and protect them against all claims, demands, liabilities, and liens for property damage or personal injury, including death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by any Non-Participating Party as an incident thereof.


                                   ARTICLE 20

                           INTERNAL REVENUE PROVISION

         20.1 Internal Revenue Provision. Attached hereto and made a part hereof is Exhibit "E", entitled "Tax Partnership Provisions", which contains the agreement of the Parties with regard to Income Tax matters under this Agreement.


                                   ARTICLE 21

                                 CONTRIBUTIONS

         21.1 Notice of Contributions Other Than Advances for Sale of Production. Each Party shall promptly notify the other Parties of all contributions which it may obtain, or is attempting to obtain, concerning the drilling of any well on the Lease. Payments received as consideration for entering into a contract for sale of production from the Lease, loans, and other financing arrangements shall not be considered contributions for the purposes of this Article.

         21.2 Cash Contributions. In the event a Party receives a cash contribution toward the drilling of a well, said cash contribution shall be paid to Operator and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interest. If such well is a Non-Consent Well, the amount of the contribution shall be deducted from the cost specified in
Section 12.2.1.a.

         21.3 Acreage Contributions. In the event a Party receives an acreage contribution toward the drilling of a well, said acreage contribution shall be shared by each Participating Party who accepts in proportion to its Participating Interest in the well.


                                   ARTICLE 22

                           DISPOSITION OF PRODUCTION

         22.1 Facilities to Take in Kind. Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities at the time of installation do not interfere with continuing operations on the Lease.

         22.2 Right to Take in Kind. Each Party shall have the right to take in kind or separately dispose of its share of the oil and gas produced and saved from the Lease.

         22.3 Failure to Take in Kind. If any Party fails to take in kind or dispose of its share of the oil and gas, Operator may either (a) purchase oil at Operator's posted price or, in the absence of a posted price, at the price prevailing in the area for oil of the same kind, gravity, and quality, or (b) sell such oil or gas to others at the best price obtainable by Operator, subject to revocation at will by the non-taking Party. All contracts of sale by Operator of any Party's share of oil or gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one (1) year. Proceeds of all sales made by Operator pursuant to this Section shall be paid to the Parties entitled thereto. Unless required by governmental authority or judicial process, no Party shall be forced to share an available market with any non-taking Party.

         22.4 Expenses of Delivery in Kind. Any cost incurred by Operator in making delivery of any Party's share of oil and gas, or disposing of same pursuant to Section 22.3, shall be borne by such Party.

         22.5 Gas Balancing Provisions. Attached hereto is Exhibit "F", entitled "Gas Balancing Agreement", containing an agreement of the parties which is incorporated into this Agreement as if copied at length herein.


                                   ARTICLE 23

                                 APPLICABLE LAW

         23.1 Applicable Law. This Agreement shall be interpreted according to the laws of the State of Texas.


                                   ARTICLE 24

                    LAWS, REGULATIONS, AND NONDISCRIMINATION

         24.1 Laws and Regulations. This Agreement and operations hereunder are subject to all applicable laws, rules, regulations, and orders, and any provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation, or order shall be deemed modified accordingly.

         24.2 Nondiscrimination. In the performance of work under this Agreement, the Parties agree to comply, and Operator shall require each independent contractor to comply, with the governmental requirements set forth in Exhibit "D" and with all of the provisions of Section 202 (1) to (7), inclusive, of Executive Order No. 11246, as amended.


                                   ARTICLE 25

                                 FORCE MAJEURE

         25.1 Force Majeure. All obligations imposed by this Agreement on each Party, except for the payment of money, shall be suspended while compliance is prevented, in whole or in part, by a labor dispute, fire, flood, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, action or inaction, or orders; by inability to secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute.

         25.2 Notice. Whenever a Party's obligations are suspended under
Section 25.1, such Party shall immediately notify the other Parties and give full particulars of the reason for such suspension.


                                   ARTICLE 26

                             SUCCESSORS AND ASSIGNS

         26.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, representatives and assigns and shall constitute a covenant running with the Lease. Each Party shall incorporate in any assignment of an interest in the Lease a provision that such assignment is subject to this Agreement.

         26.2 Assignments. Any assignment, vesting or relinquishment of interest between the Parties shall be without warranty of title.


                                   ARTICLE 27

                                      TERM

         27.1 Term. This Agreement shall remain in effect so long as the Lease shall remain in effect; however, all property belonging to the Parties shall be disposed of and final settlement shall be made under this Agreement.


                                   ARTICLE 28

                             COUNTERPART EXECUTION

         28.1 Counterpart Execution. This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

IN WITNESS WHEREOF, this instrument is executed this _____________ day of ___________, 1999, to be effective as of the date first stated above.




                                    OPERATOR:

                                    THE HOUSTON EXPLORATION COMPANY

                                    By
                                      ------------------------------------------
                                               Sammye L. Dees
                                               Vice President-Land



                                    NON-OPERATOR:



                                    By
                                      ------------------------------------------

                                                              [COPAS LETTERHEAD]

                                 EXHIBIT " C "

                    Attached to and made a part of




                              ACCOUNTING PROCEDURE

                           OFFSHORE JOINT OPERATIONS

                             I. GENERAL PROVISIONS

1. DEFINITIONS

   "Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

   "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

   "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

   "Operator" shall mean the party designated to conduct the Joint Operations.

   "Non-Operators" shall mean the Parties of this Agreement other than the Operator.

   "Parties" shall mean Operator and Non-Operators.

   "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

   "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

   "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

   "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

   "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies of North America.

   "Shore Base Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

   "Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2. STATEMENTS AND BILLINGS

   Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense, except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3. ADVANCES AND PAYMENTS BY NON-OPERATORS

   A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

   B. Each Non-Operator shall pay its proportion of all other bills within thirty (30) days after receipt.

   C. Subject to Paragraph 3A and 3B of this Section I, if payment is not made as required, the unpaid balance shall bear interest monthly at the rate of one percent (1%) per annum over prime of State Street Bank, Boston, Mass. or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4. ADJUSTMENTS

   Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four
   (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5. AUDITS

   Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four
   (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator.

6. APPROVAL BY NON-OPERATORS

   Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                                                                           COPAS

                               II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

  1. RENTALS AND ROYALTIES

     Lease rentals and royalties paid by Operator for the Joint Operations.

  2. LABOR

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

        (2) Salaries and wages of Operator's employees directly employed on Shore Based Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

        (3) Salaries of First Level Supervisors in the field.

        (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this
        Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this
        Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

  3. EMPLOYEE BENEFITS

     Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed twenty percent (20%) or percent most recently recommended by the Council of Petroleum Accountants Societies of North America.

  4. MATERIAL

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

  5. TRANSPORTATION

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store, recognized barge terminal, or railway receiving point where like material is normally available, unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store, recognized barge terminal, or railway receiving point unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of Subparagraphs A and B above, there shall be no equalization of actual gross trucking cost of $200 or less excluding accessorial charges.

  6. SERVICES

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraph I of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the Overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

  7. EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

     A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation. Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on depreciated investment not to exceed eight percent (8%) per annum. In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%). For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

  8. DAMAGES AND LOSSES TO JOINT PROPERTY

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

  9. LEGAL EXPENSE

     Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

 10. TAXES

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the

                                                                    [COPAS LOGO]

     operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties.

 11. INSURANCE

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workmen's Compensation and Employer's Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

 12. COMMUNICATIONS

     Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities/systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of Section II.

 13. ECOLOGICAL AND ENVIRONMENTAL

     Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Bureau of Land Management or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

 14. OTHER EXPENDITURES

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III, and which is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                 III. OVERHEAD

  1. OVERHEAD - DRILLING AND PRODUCING OPERATIONS

     i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

        [X] Fixed Rate Basis, Paragraph 1A, or

        [ ] Percentage Basis, Paragraph 1B

        Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the Overhead rates provided for in the above-selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

    ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

        [ ] shall be covered by the Overhead rates

        [X] shall not be covered by the Overhead rates.

     A. Overhead - Fixed Rate Basis

        (1) Operator shall charge the Joint Account at the following rates per well per month:

            Drilling Well Rate $25,500

            Producing Well Rate $2,550

        (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

            (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive days.

            (b) Charges for wells undergoing any type of workover or
                recompletion for a period of five (5) consecutive days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations with rig or wireline unit commence through date of rig or wireline unit release except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive days.

        (3) Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

            (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

            (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

            (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

            (d) A one-well charge may be made for the month in which plugging and abandonment operations are completed on any well.

            (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

        (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

     B. Overhead - Percentage Basis

        (1) Operator shall charge the Joint Account at the following rates:

         (a) Development
             ______ Percent ( %) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of Section II and all salvage credits.

         (b) Operating
             ______ Percent ( %) of the cost of Operating the Joint Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

     (2) Application of Overhead - Percentage Basis shall be as follows:
         For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening or any remedial operations on any or all wells involving the use of drilling crew and equipment; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

2. OVERHEAD - MAJOR CONSTRUCTION

   To compensate operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantling for abandonment of platforms and related production facilities, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for Overhead based on the following rates for any Major Construction project in excess of $25,000.

   A. If the Operator absorbs the engineering, design and drafting costs related to the project:

      (1) 5% of total costs if such costs are more than $25,000 but less than $100,000; plus
      (2) 3% of total costs in excess of $100,000 but less than $1,000,000; plus
      (3) 2% of total costs in excess of $1,000,000.

   B. If the Operator charges contract engineering, design and drafting costs related to the project directly to the Joint Account:

      (1) 3% of total costs if such costs are more than $25,000, but less than $100,000; plus
      (2) 2% of total costs in excess of $100,000, but less than $1,000,000;
          plus
      (3) 1% of total costs in excess of $1,000,000.

      Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells shall be excluded.

      On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply.

      In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3. OVERHEAD - CATASTROPHE

   To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophies as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

   (1) 5% of total costs through $100,000; plus
   (2) 3% of total costs in excess of $100,000, but less than $1,000,000; plus
   (3) 2% of total costs in excess of $1,000,000.

   Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4. AMENDMENT OF RATES

   The Overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

     IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1. PURCHASES

   Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reason, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2. TRANSFERS AND DISPOSITIONS

   Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

   A. New Material (Condition A)

      (1) Tubular goods, except line pipe, shall be priced at the current new price in effect on date of movement on a maximum carload or barge load weight basis, regardless of quantity transferred, equalized to the lowest published price f.o.b. railway receiving point or recognized barge terminal nearest the Joint Property where such Material is normally available.

                                                              [COPAS LETTERHEAD]

      (2) Line Pipe

          (a) Movement of less than 30,000 pounds shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property where such Material is normally available.

          (b) Movement of 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph 2A (1) of this Section IV.

      (3) Other Material shall be priced at the current new price, in effect at a date of movement, as listed by a reliable supply store or f.o.b. railway receiving point nearest the Joint Property where such Material is normally available.

   B. Good Used Material (Condition B)

      Material in sound and serviceable condition and suitable for reuse without reconditioning:

      (1) Material moved to the Joint Property

          (a) At seventy-five percent (75%) of current new price, as determined by Paragraph 2A of this Section IV.

      (2) Material moved from the Joint Property

          (a) At seventy-five percent (75%) of current new price, as determined by Paragraph 2A of this Section IV, if Material was originally charged to the Joint Account as new Material, or

          (b) At sixty-five percent (65%) of current new price, as determined by Paragraph 2A of this Section IV, if Material was originally charged to the Joint Account as good used Material at seventy-five percent (75%) of current new price.

      The cost of reconditioning, if any, shall be absorbed by the transferring property.

   C. Other Used Material (Condition C and D)

      (1) Condition C

          Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph 2A of this Section IV. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

      (2) Condition D

          All other Material, including junk, shall be priced at a value commensurate with its use or at prevailing prices. Material no longer suitable for its original purpose but usable for some other purpose, shall be priced on a basis comparable with that of items normally used for such other purpose. Operator may dispose of Condition D Material under procedures normally utilized by the Operator without prior approval of Non-Operators.

   D. Obsolete Material

      Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

   E. Pricing Conditions

      (1) Loading and unloading costs may be charged to the Joint Account at the rate of fifteen cents ($0.15) per hundred weight on all tubular goods movements, in lieu of loading and unloading costs sustained, when actual hauling cost of such tubular goods are equalized under provisions of Paragraph 5 of Section II.

      (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

 3. PREMIUM PRICES

    Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

 4. WARRANTY OF MATERIAL FURNISHED BY OPERATOR

    Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

 1. PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

    At reasonable intervals, Inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

 2. RECONCILIATION AND ADJUSTMENT OF INVENTORIES

    Reconciliation of a physical inventory with the Joint Account shall be made, and a list of overages and shortages shall be furnished to the Non-Operators within six months following the taking of the inventory. Inventory adjustments shall be made by Operator with the Joint Account for overages and shortages, but Operator shall be held accountable only for shortages due to lack of reasonable diligence.

 3. SPECIAL INVENTORIES

    Special Inventories may be taken whenever there is any sale or change of interest in the Joint Property. It shall be the duty of the Party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory.

 4. EXPENSE OF CONDUCTING PERIODIC INVENTORIES

    The expense of conducting periodic Inventories shall not be charged to the Joint Account unless agreed to by the Parties.

                                  EXHIBIT "D"

ATTACHED TO AND MADE A PART OF OFFSHORE OPERATING AGREEMENT DATED EFFECTIVE _______________, 1999, BETWEEN THE HOUSTON EXPLORATION COMPANY, OPERATOR, AND
____________________, NON-OPERATOR, COVERING ALL OF BLOCK _______, ___________
AREA, _______ ADDITION, FEDERAL OFFSHORE _____________.

I.  Compliance with Applicable Laws, Etc.

    A. Compliance Generally. This contract shall be performed by operator in compliance with all applicable laws, proclamations, orders, rules and regulations, including without limitation, Executive Order 11246 signed by the President of the United States of America on September 24, 1965, as amended, and the rules, regulations and orders issued thereunder.

    B. Executive Order 11246. During the performance of this agreement and to the extent required by Executive Order 11246 or any contract between Operator and any government contracting agency, Operator agrees to comply with the Equal Opportunity clause set forth in Section 60-1.4 of Title 41 of Code of Federal Regulations issued pursuant to Executive Order 11246, such regulations are incorporated herein by reference (as permitted by Section 60-1.4(d) of said Regulations), as if set out in full at this point, and the term "Contractor" as used therein shall be deemed to be references to Operator.

    C. Certification of Nonsegregated Facilities. Operator certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments and that it does not and will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Operator agrees that a breach of this certification is a violation of the Equal Opportunity clause required by Executive Order 11246 of September 24, 1965.

       As used in this certification, the term "segregated facilities" includes facilities which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color or national origin, because of habit, local custom or otherwise.

       Operator further agrees and understands that a breach of the assurances contained herein subjects it to the provisions of the Order of the Secretary of Labor at 41 CFR 60, dated May 28, 1968, and the provisions of the Equal Opportunity clause enumerated in applicable contracts.

       Operator further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity clause; that it will retain such certifications in its file; and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).

                      NOTICE TO PROSPECTIVE SUBCONTRACTORS
                       OF REQUIREMENT FOR CERTIFICATIONS
                          OF NONSEGREGATED FACILITIES

       A certification of Nonsegregated Facilities, as required by the May 9, 1967 order of Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually or annually).

       (Note: Whoever knowingly and willfully makes any false, fictitious or fraudulent representation may be liable to criminal prosecution under 18 U.S.C. 1001.)

   II. Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (41 CFR 60-250): (Applicable only to contracts for $10,000 or more.)

       The Affirmative Action Clause prescribed in Section 60-250.4 of Title 41 of the Code of Federal Regulations is incorporated herein by reference (as permitted by Section 60-250.22 of said Regulations) as if set out in full at this point. If the Operator (a) has 50 or more employees and (b) this contract is for $50,000 or more, then within 120 days from the effectiveness of this contract, Operator shall prepare and maintain an affirmative action program at each establishment which shall set forth the Operator's policies, practices and procedures in accordance with
       Section 60-250.6 of said Regulations.

  III. Affirmative Action for Handicapped Workers (41 CFR 60-741.4):
       (Applicable only to contracts for $2,500 or more.)

       The Affirmative Action Clause prescribed in Section 60-741.4 of Title 41 of the Code of Federal Regulations is incorporated herein by reference (as permitted by Section 60-741.22 of said Regulations) as if set out in full at this point. If Operator (a) has 50 or more employees and (b) this contract is for $50,000 or more, then, within 120 days of the effectiveness of this contract, Operator shall prepare and maintain an affirmative action program at each establishment, which program shall set forth Operator's policies, practices and procedures in accordance with Section 60-741.6 of said Regulations.

   IV. Minority Business Enterprises (Federal Procurement Regulations 1-1.13):

       A. Utilization of Minority Business Enterprises: (Applicable only to contracts which may exceed $10,000.)

          1. It is the policy of the Government that minority business enterprises shall have the maximum practicable opportunity to participate in the performance of Government contracts.

          2. Operator agrees to use its best effort to carry out this policy in the award of its subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in this contract, the term "minority business enterprise" means a business, at least 50 percent of which is owned by minority group members or, in case of publicly owned businesses, at least 51 percent of the stock of which is owned by minority group members. For the purposes of this definition, minority group members are Negroes, Spanish-speaking American persons, American-Orientals, American-Indians, American-Eskimos, and American Aleuts. Operator may rely on written representations by subcontractors regarding their status as minority business enterprises in lieu of an independent investigation.

       B. Minority Business Enterprises Subcontracting Program: (Applicable only to contracts which may exceed $500,000 and which offer substantial subcontracting possibilities.)

          1. Operator agrees to establish and conduct a program which will enable minority business enterprises (as defined in the clause entitled "Utilization of Minority Business Enterprises") to be considered fairly as subcontractors and suppliers under this contract. In this connection, Operator shall:

             a. Designate a liaison officer who will administer Operator's minority business enterprises program.

             b. Provide adequate and timely consideration of the potentialities of known minority business enterprises in all "make-or-buy" decisions.

             c. Assure that known minority business enterprises will have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation of minority business enterprises.

             d. Maintain records showing (1) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority business enterprises, (ii) awards to minority business enterprises on the source list, and (iii) specific efforts to identify and award contracts to minority business enterprises.

             e. Include the Utilization of Minority Business Enterprises clause in subcontracts which offer substantial minority business enterprises subcontracting opportunities.

             f. Cooperate with the Contracting Officer in any studies and surveys of Operator's minority business enterprises procedures and practices that the Contracting Officer may from time to time conduct.

             g. Submit periodic reports of subcontracting to known minority business enterprises with respect to the records referred to in subparagraph (d) above, in such form and manner and at such time (not more often than quarterly) as the Contracting Officer may prescribe.

          2. Operator further agrees to insert, in any subcontract hereunder which may exceed $500,000, provisions which shall conform substantially to the language of this clause, including this paragraph (2), and to notify the Contracting Officer of the names of such subcontractors.

                                  EXHIBIT "E"




















                          TAX PARTNERSHIP PROVISIONS

                                  EXHIBIT "F"

                     GAS BALANCING AGREEMENT ("AGREEMENT")
        ATTACHED TO AND MADE A PART Of THE OFFSHORE OPERATING AGREEMENT
                 DATED __________________, 1999, BY AND BETWEEN
                        THE HOUSTON EXPLORATION COMPANY
                                      AND
                       ________________________________
                      ("THE OPERATING AGREEMENT") COVERING
                     _____________________________________
                        FEDERAL OFFSHORE TEXAS/LOUISIANA

                                 1. DEFINITIONS

The following definitions shall apply to this Agreement:

1.01 "Arms Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

1.02 "Balancing Area" shall mean each well subject to the Operating Agreement that produces Gas or is allocated a share of Gas production. If a single well is completed in two or more producing intervals, each producing interval from which Gas is not commingled in the wellbore shall be considered a separate well.

1.03 "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

1.04 "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

1.05 "Makeup Gas" shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3 or Section 4.1 hereof.

1.06 "Mcf" shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

1.07 "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

1.08 "Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as operator of the well(s) located in the Balancing Area.

1.09 "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

1.10 "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

1.11 "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

1.12 "Percentage Interest" shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

1.13 "Royalty" shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

1.14 "Underproduced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

1.15 "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

1.16 "Winter Period" shall mean the months of November through February.

                               2. BALANCING AREA

2.1 If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in MMBtus.

2.2 In the event that all or part of the Gas deliverable from the Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered as produced from a separate Balancing Area.

                        3. RIGHT OF PARTIES TO TAKE GAS

3.1 Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified of the volumes nominated, the name of the transporting pipeline, the pipeline contract number (If available) and meter station related to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (If confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

3.2 Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights or to maintain oil production.

3.3 When a Party fails to take its Full Share of Current Production (as such share may be reduced by the right of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled, but not obligated, to take any Gas not taken by such Party. To the extent practicable, such Gas shall initially be made available to each Underproduced Party in the proportion that its Percentage Interest bears to the total Percentage Interests of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, that portion not taken shall then be made available to the other Parties In the proportion that their respective Percentage Interests bear to the total Percentage Interests of all such Parties.

3.4 All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being vested in such taking Party.

3.5 Notwithstanding the provisions of Section 3.3 hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of two hundred percent (200%) of its Percentage Interest of the Balancing Area's then-current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain leases in effect, to protect the producing capacity of the well or reservoir, to preserve the correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum effective rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

3.6 In the event that a Party fails to make arrangements to take its Full Share of Current Production as required to maintain leases in effect, to protect the producing capacity of the well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party's Full Share of Current Production for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale thereof. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year. Notwithstanding the provisions of
Section 3.4 hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

                              4. IN-KIND BALANCING

4.1 Effective the first day of any calendar month following at least twenty (20) days prior written notice to the Operator of its Intent to commence taking Makeup Gas and the period during which such Gas will be taken (which in no event shall be less than one (1) calendar month), any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to Section 3.3 above, a share of the current production determined by multiplying fifty percent (50%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than fifty percent (50%) of its Full Share of Current Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas.

4.2 Notwithstanding the provisions of Section 4.1, no Overproduced Party shall be required to provide more than twenty-five percent (25%) of its Full Share of Current Production for Makeup Gas during the Winter Period.

4.3 Notwithstanding any other provision of this Agreement, at such time and for so long as Operator, or (insofar as concerns Overproduction by the Operator) any Underproduced Party, determines in good faith that an Overproduced Party has produced all of its share of the ultimate recoverable reserves in the Balancing Area, such Overproduced Party may be required to make available for Makeup Gas, upon demand by Operator or any Underproduced Party, up to one hundred percent (100%) of such Overproduced Party's Full Share of Current Production. As used herein, the term "ultimate recoverable reserves" shall mean the combination of the total cumulative gas production and the remaining proven gas reserves attributable to the Balancing Area.

                          5. STATEMENT OF GAS BALANCES

5.1 The Operator shall, on a monthly and cumulative basis, maintain appropriate accounting of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within forty-five (45) days after the month of production, the Operator shall furnish a statement for such month showing (1) each Party's Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each Party and that Party's Full Share of Current Production, (4) the Overproduction and Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum Accountants Societies Bulletin No. 24, as amended or supplemented hereafter. Each Party taking Gas shall promptly provide to the Operator any data required by the Operator for the preparation of the statements required hereunder.

5.2 If any Party fails to provide the required data for four (4) consecutive production months, the Operator, or where the Operator has failed to provide the data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party in order to provide the required data. The audit shall be conducted only after reasonable notice and during normal business hours in the offices of the Party whose records are being audited. All costs associated with the audit shall be charged to the account of the Party failing to provide the required data.

                           6. PAYMENTS ON PRODUCTION

6.1 Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

6.2 Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

6.3 In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided in this Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided herein shall be thereby superseded.

                              7. CASH SETTLEMENTS

7.1 Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

7.2 Within sixty (60) days after the notice calling for cash settlement under
Section 7.1, the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in Section 7.4.

7.3 Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will send its cash settlement, accompanied by appropriate accounting detail, to the Operator. The Operator will distribute the monies so received, along with any settlement owed by the Operator as an Overproduced Party, to each Underproduced Party to whom settlement is due within ninety (90) days after issuance of the Final Gas Settlement Statement. In the event that any Overproduced Party fails to pay any settlement due hereunder, the Operator may turn over the responsibility for the collection of such settlement to the Party to whom it is owed, and the Operator will have no further responsibility with regard to such settlement.

7.3.1 Any Party shall have the right, at any time upon thirty (30) days prior written notice to all other Parties, to demand that any settlements due such Party for Overproduction be paid directly to such Party by the Overproduced Party, rather than being paid through Operator. In the event that an Overproduced Party pays the Operator any sums due to an Underproduced Party at any time after thirty (30) days following the receipt of the notice provided for herein, the Overproduced Party will continue to be liable to such Underproduced Party for any sums so paid, until payment is actually received by the Underproduced Party.

7.4 The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm's Length Agreement for the Gas taken from time to time by the Overproduced Party in excess of the

Overproduced Party's Full Share of Current Production. Any Makeup Gas taken by the Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

7.5 The values used for calculating the cash settlement under Section 7.4 will include all proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party's Royalty owner(s), to the extent said payments amounted to a discharge of said Underproduced Party's Royalty obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

7.5.1 For Overproduction processed for the account of the Overproduced Party at a gas processing plant, the values used for calculating cash settlement will Include the proceeds received by the Overproduced Party for the sale of the liquid hydrocarbons extracted from the Overproduction, less the actual reasonable costs incurred by the Overproduced Party to process the Overproduction and to transport, fractionate and handle the liquid hydrocarbons extracted therefrom prior to sale.

7.6 To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any Gas sold from the Balancing Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the greater of (a) the price actually received by the Overproduced Party for the overproduced volumes at the time sold or (b) the price upon which the Overproduced Party paid Royalty to the Lessor or (c) the price as reported for the first of the month delivery for the applicable pipeline in Inside F.E.R.C.'s Gas Market Report for each month in question.

7.7 Interest compounded at the rate of twelve percent (12%) per annum or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 7.1, beginning the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Operator or any Overproduced Party in the proportion that their respective delays beyond the deadlines set out in Sections 7.2 and 7.3 contributed to the accrual of the interest.

7.8 In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in-kind, which period may be extended by agreement of the Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an in-kind settlement offer under this Section 7.8 will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

7.9 At any time during the term of this Agreement, any Overproduced Party may, at its sole discretion, make cash settlements with the Underproduced Parties covering all or part of its outstanding Gas Imbalance, provided that such settlements must be made with all Underproduced Parties proportionately based on the relative imbalances of the Underproduced Parties, and provided further that such settlements may not be made more often than once every twenty-four
(24) months. Such settlements shall be calculated in the same manner as provided above for final cash settlements. The Overproduced Party will provide Operator a detailed accounting of any such cash settlement within thirty (30) days after the settlement is made.

                                   8. TESTING

Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well's entire Gas stream to meet the reasonable deliverability test(s) required by such Party's Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only after fifteen (15) days prior written notice to the Operator and shall last no longer than seventy-two (72) hours.

                               9. OPERATING COSTS

Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, Irrespective of whether any Party is at any time selling or using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

                                  10. LIQUIDS

The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

                               11. AUDIT RIGHTS

Notwithstanding any provision in this Agreement or any other agreement between the parties hereto, and further, notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Sections 5 or 7 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including, but not limited to, information regarding Btu-content. Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 7 hereof to audit the records of any Overproduced Party as to all matters concerning values, including, but not limited to, information regarding prices and disposition of Gas from the Balancing Area. Any audit shall be conducted at the expense of the Party or Parties desiring such audit, after reasonable notice and during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, including the Royalty paid on any Gas so used. The audit rights in this Section 11 shall be in addition to those provided in Section 5.2 hereof.

                               12. MISCELLANEOUS

12.1 As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and those of the Operating Agreement, the provisions of this Agreement shall control.

12.2 Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for any claims which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement and does further agree to save the other Parties harmless from all judgements or damages sustained and costs incurred in connection therewith.

12.3 Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions hereof but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder, except such as may result from Operator's gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party (other than Operator) to pay any amounts owed pursuant to the terms and provisions hereof.

12.4 This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area and, thereafter, until the Gas accounts between the Parties are settled in full and shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, successors, legal representatives and assigns. The Parties agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any successor shall he bound by this Agreement and, further, that the transfer of any interest shall be subject to the Operating Agreement and the terms and provisions hereof.

                   13. ASSIGNMENT AND RIGHTS UPON ASSIGNMENT

13.1 Subject to the provisions of Sections 13.2 and 13.3 hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its Percentage interest in the Balancing Area at a time when such Party is an Overproduced Party or an Underproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled and shall cause its assignee or other transferee to assume its obligations hereunder.

13.2 Notwithstanding anything in this Agreement (including but not limited to Section 31.1) or in the Operating Agreement to the contrary, and subject to the provisions of Section 13.3 hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its Percentage Interest in the Balancing Area, such Overproduced Party shall notify, in writing, all other Parties to the Balancing Area of such fact not less than thirty (30) days prior to the scheduled date for closing such transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within fifteen (15) days following receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section
13.2 and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 13.2 shall be paid by the Overproduced Party on or before the earlier to occur of (i) sixty (60) days after receipt of the Underproduced Party's demand or (ii) at the closing of the transaction in which the Overproduced Party sells, assigns exchanges or otherwise transfers its Percentage Interest in the Balancing Area on the same basis as otherwise set forth in Sections 7.3 through 7.6 hereof and shall bear interest at the rate set forth in Section 7.7 hereof beginning sixty (60) days after closing of Overproduced Party's transaction as to any amounts not paid. Provided, however, if any Underproduced Party does not so demand cash settlement of its Underproduction, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the Overproduced Party for settlement of its Underproduction.

13.3 The provisions of Section 13.2 shall not be applicable in the event any Party disposes of its Percentage Interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company or to any company in which any parent or subsidiary of such Party owns a majority of the stock.

                                  SCHEDULE III

                  ASSIGNMENT OF INTEREST IN OIL AND GAS LEASE
                                 OCS-G-_______


UNITED STATES OF AMERICA
                                                  KNOW AL MEN BY THESE PRESENTS:
OUTER CONTINENTAL SHELF


         That The Houston Exploration Company, a Delaware corporation, whose address is 1100 Louisiana, Suite 2000, Houston, Texas 77002 ("Assignor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, does hereby ASSIGN, TRANSFER, CONVEY and DELIVER unto Keyspan Exploration and Production, L.L.C., a Delaware limited liability company, whose address is One Metro Tech Center, 18th Floor, Brooklyn, New York 11201 ("Assignee"), an undivided _____ ____ percent (__.00%) record title [operating right] interest in and to the following described oil and gas lease (the "Lease"), to wit:

                            [Description of Lease]

         This assignment is subject to all rights, terms, conditions, burdens and provisions of the following:

         1.       The Lease.

         2. Exploration Agreement effective January 1, 1999 between The Houston Exploration Company and Keyspan Exploration and Production, L.L.C.

         3.       [the applicable operating agreement]

         4.       [burdens on production, if applicable]

         5.       [any other matters]

         TO HAVE AND TO HOLD said undivided interest unto Assignee and its successors and assigns, forever, subject to the approval of Minerals Management Service of this assignment.

         This assignment is made with warranty of title, by, through or under Assignor, but not otherwise.

         IN WITNESS WHEREOF, this assignment is executed this _____ day of _____________, _____, but effective ______________________ ____, ______.

                                       ASSIGNOR:

N.O. Misc. No. 1046                    THE HOUSTON EXPLORATION COMPANY



                                       By:
                                           -------------------------------------
                                           Sammye L. Dees
                                           Vice President - Land


                                       ASSIGNEE:

N.O. Misc. No. ______                  KEYSPAN EXPLORATION AND
                                        PRODUCTION, L.L.C.



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


NOTE: Assignments of State Leases will be on forms prescribed by the General
      Land Office of the State of Texas.

THE STATE OF TEXAS                  )
                                    )
COUNTY  OF  HARRIS                  )

         This instrument was acknowledged before me on this _____ day of __________________, 1999, by Sammye L. Dees, Vice President - Land of The Houston Exploration Company, a Delaware corporation, on behalf of said corporation.


                                       -----------------------------------------
                                       Notary Public in and for
                                       the State of TEXAS

                                       -----------------------------------------
                                                (Printed Name of Notary)
                                       My Commission Expires:
                                                              ------------------


THE STATE OF TEXAS                  )
                                    )
COUNTY  OF  HARRIS                  )

         This instrument was acknowledged before me on this _____ day of __________________, 1999, by ______________, ______________________ of
_______________________________, a Delaware corporation, on behalf of said corporation.


                                       -----------------------------------------
                                       Notary Public in and for
                                       the State of TEXAS

                                       -----------------------------------------
                                               (Printed Name of Notary)
                                       My Commission Expires:
                                                              ------------------

                                  SCHEDULE IV

                       CONVEYANCE OF NET PROFITS INTEREST


         The Houston Exploration Company, a Delaware corporation with offices at 1100 Louisiana Street, Houston, Texas 77002 ("Assignor"), for and in consideration of the sum of $10.00 and other good and valuable consideration paid by KeySpan Exploration and Production, L.L.C., a Delaware limited liability company with offices at One Metro Tech Center, 23rd Floor, Brooklyn, New York 11201 ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, has BARGAINED, SOLD, GRANTED, CONVEYED, TRANSFERRED, ASSIGNED, SET OVER, and DELIVERED, and by these presents does hereby BARGAIN, SELL, GRANT, CONVEY, TRANSFER, ASSIGN, SET OVER, and DELIVER unto Assignee, effective as of the "Effective Date", a net profit interest (the "Net Profit Interest") entitling Assignee to forty five percent (45%) of the Net Proceeds attributable to the Wells.

         TO HAVE AND TO HOLD the Net Profits Interest, together with all and singular the rights and appurtenances thereto in anywise belonging unto Assignee, its successors and assigns, subject, however, to the terms and provisions of this Conveyance.


                                   ARTICLE I

         As used herein, the following words, terms and phrases shall have the following meanings:

         Section 1.01. Affiliate means, as to the party specified, any Person controlling, controlled by or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

         Section 1.02. Business Day means any day which is not a Saturday, Sunday, or other day on which national banking institutions in the city of Houston, Texas are closed as authorized or required by law.

         Section 1.03. Conveyance means this Conveyance of Net Profits
Interest.

         Section 1.04. Costs for any month means, on an accrual accounting method, all in accordance with generally accepted accounting principles, and whether capital or non-capital in nature, the sum of the following costs (to the extent not deducted for purposes of calculating Gross Proceeds and without duplication) incurred after the Effective Date attributable to Subject Cost Interests in the Wells:

         (i)   Excess Costs at the end of the preceding month;

         (ii) the costs, expenses and liabilities incurred in constructing and installing platforms for the Wells, equipping the Wells, constructing and installing gathering lines and pipelines for the Wells, and doing any other thing necessary for the production and marketing of Minerals from the Wells;

         (iii) the costs, expenses and liabilities incurred in working over, recompleting or conducting any other operation on the Wells in an attempt to restore, enhance or improve the production of Minerals;

         (iv) the costs, expenses and liabilities incurred in operating the Wells and treating, processing, marketing and gathering Minerals produced from the Wells;

         (v) the costs, expenses and liabilities incurred in plugging and abandoning the Wells and removing all platforms and facilities used in connection with the Wells and conducting all necessary site clearance work to the extent but only to the extent such costs, expenses and liabilities are not an assumed obligation of THEC under the Exploration Agreement effective January 1, 1999 by and between Assignor and Assignee.

         (vi) if Gas (defined in Section 1.07(b) below) produced from the Wells is processed by Assignor at any Gas processing plant, the costs, if any, incurred by Assignor in processing Gas pursuant to the applicable processing agreement or contracts (or if there exists no such agreement or contract, an amount equal to costs incurred under processing agreements or contracts then available in the market from unaffiliated parties relating to similar Gas processing arrangements);

         (vii) any amounts paid by Assignor, whether as refund, interest, or penalty, to a Purchaser or any governmental agency or other Person as a refund of any "take-or-pay" payment or because the amount initially received by Assignor as sales price was more, or allegedly more, than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligation; provided such amounts (in the case of a refund), or the amounts with respect to which the interest or penalty was paid, were previously included in Gross Proceeds;

         (viii) all Production Taxes, less any refunds thereof to which Assignor is entitled; and

         (ix) all amounts properly chargeable to the joint account under the operating agreements relating to the Wells.

provided, however, that (1) all general and administrative costs of Assignor's office and staff shall be excluded from such sum; (2) costs incurred relating to treating, processing, marketing and transporting Minerals produced from the Wells shall be included in such sum only if not deducted in the determination of Gross Proceeds; (3) there shall be excluded from Costs the amounts by which
(x) exceeds (y), where (x) is Assignor's costs relating to non-consent operations in which Assignor participates but other holders of working interests in a Well have elected not to participate, and (y) is the costs that would have been incurred by Assignor relating to such operations had all working interest owners consented to such operations; and (4) in no event shall Costs during any month be less than zero.

         Section 1.05. Effective Date means 7:00 a.m., local time in effect at the location of the Wells on the first day of the month following "Payout" as defined in Exploration Agreement effective January 1, 1999 by and between Assignor and Assignee.

         Section 1.06. Excess Costs at the end of any month means an amount equal to the excess, if any, of Costs for such month over Gross Proceeds for such month.

         Section 1.07. Gross Proceeds for any month means, on an accrual accounting method, the amount recorded as revenues from the sale of Minerals attributable to Subject Revenue Interests in the Wells, all in accordance with generally accepted accounting principles (except to the extent that treatment of amounts received pursuant to paragraph (j) of this Section 1.07 may vary therefrom), subject to the following:

         (a) On oil, condensate and other liquid hydrocarbons recovered by conventional field-type primary separation processes (collectively, the "Liquids"),

                  (i) when sold by Assignor, Gross Proceeds shall mean the amounts recorded by Assignor from the sale of such Liquids at the Well; and

                  (ii) when used by Assignor, except in connection with the Wells, Gross Proceeds shall mean the amount so used, calculated in the same manner as if said Liquids had been sold under the contract then in existence between Assignor and the Purchaser of Liquids from the Well or, in the event there is no such contract, Gross Proceeds shall mean the fair market value of such Liquids at the Well.

         (b) On gas, including casinghead gas or other gaseous substances, remaining after separation of the associated Liquids by conventional, field-type primary separation processes ("Gas"),

                  (i) when sold by Assignor, Gross Proceeds shall mean the amounts recorded by Assignor from such sale at the Well; and

                  (ii) when used by Assignor, except in connection with the Wells, Gross Proceeds shall mean the amount so used, calculated in the same manner as if said Gas had been sold under the contract then in existence between Assignor and the Purchaser of Gas from the Well or, in the event there is no such contract, Gross Proceeds shall mean the fair market value thereof at the Well, provided, however, that in the event at any time Assignor elects to process, or to have processed, Gas produced from any of the Wells in a Gas processing plant, whether or not owned by Assignor, Gross Proceeds shall mean the amounts determined in accordance with the following provisions (c) and (d) of this
Section 1.07.

         (c) on liquid or liquefiable hydrocarbons or other products manufactured or extracted from Gas as a result of processing of Gas at a gas processing plant (collectively the "Products"),

                  (i) when sold by Assignor, Gross Proceeds shall mean the amounts recorded by Assignor at the tailgate of the plant from the sale by Assignor of such Products allocable to the Well; and

                  (ii) when used by Assignor other than as fuel for operating the plant, Gross Proceeds shall mean the amount so used, calculated in the same manner as if such Products had been sold under the contract then in existence between Assignor and the Purchaser of such Products or, in the event there is no such contract, Gross Proceeds shall mean the fair market value at the plant of the Products so used on the date of use allocable to the Well.

         (d) On the residue gas remaining after the removal of Products at a gas processing plant ("Residue Gas"),

                  (i) when sold by Assignor, Gross Proceeds shall mean the amounts recorded by Assignor at the tailgate of the plant from the sale of such Residue Gas allocable to the Well; and

                  (ii) when used by Assignor other than as fuel for operating the plant, Gross Proceeds shall mean the amount so used, calculated in the same manner as if such Residue Gas had been sold under the contract then in existence between Assignor and the Purchaser of such Residue Gas or, in the event there is no such contract, Gross Proceeds shall mean the fair market value at the plant of the Residue Gas so used on the date of use allocable to the Well;

provided, however, that nothing herein shall obligate Assignor to process, or have processed, Gas from any well.

         (e) on sulfur and other Minerals (other than Liquids, Gas, Products or Residue Gas), Gross Proceeds shall mean the amounts recorded by Assignor from the sale thereof at the Well.

         (f) In the event Assignor elects not to participate in any operations on a Well under any present or future operating agreement, contract for development or other similar agreement affecting or pertaining to any of the Wells, or any portion thereof, which allows parties who elect to so participate to conduct those operations ("non-consent operations"), Gross Proceeds shall not include any amounts with respect to production resulting from or arising out of those non consent operations until such time, if ever, that Assignor shall record the proceeds attributable to or derived from production resulting from the non-consent operations in which it did not participate. In the event Assignor elects to participate in non-consent operations in which other parties elect not to so participate, Gross Proceeds shall include and be limited to such amounts which would have been recorded by Assignor with respect to production resulting from or arising out of such non-consent operations had all working interest owners consented to such operations.

         (g) There shall be excluded from Gross Proceeds any amount received by Assignor as a bonus for any Well or assignment of any Well, as the purchase price for the sale of any Well, as payment in connection with the drilling or deferring of drilling of any Well, as payment made as an adjustment of, or payment for, any Well and leasehold equipment upon unitization of any of the Wells, as dry hole or bottom hole payments, as proceeds from sales of surplus equipment, as payments from third parties for the use of facilities relating to the Wells for such things as compression, dehydration, gathering and platform space rental, as proceeds of insurance or other payments with respect to damage to, loss of, or as payments on disposition of property (other than Minerals) used in connection with the Wells.

         (h) There shall be excluded from Gross Proceeds any amount for Minerals flared or unavoidably lost in the production thereof or used by Assignor for drilling and production (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations or shrinkage) conducted for the purpose of producing Minerals from the Wells or from any unit to which any of the Wells are committed.

         (i) Amounts received by Assignor as payments from a Purchaser of Minerals pursuant to contractual provisions providing for "take-or-pay" payments (including pre-initial delivery payments but excluding penalty amounts) shall be considered to be recorded from the sale of Minerals; provided that amounts recorded from the sale of Minerals at the time of later delivery pursuant to any such provisions shall be reduced by amounts previously considered to be recorded as Gross Proceeds pursuant to the first clause of this paragraph (i). As used in this paragraph (i), the term penalty amounts" means amounts in excess of (x) the then current contract price multiplied by (y) the difference between the amount of Minerals required to be taken under the contract and the actual amount taken.

         (j) There shall be excluded from Gross Proceeds amounts received by Assignor as production payment loans, advance gas payments or similar payments, provided that if such production payment loans, advance gas payments or similar payments are extinguished or repaid through the future delivery of Minerals, there shall be included in Gross Proceeds at the time of such delivery an amount for the Minerals so delivered, calculated in accordance with the sales contract (without regard to the repayment or extinguishment of such loan or payments) then in existence between Assignor and the Purchaser of such Minerals from the Well or, in the event there is no such sales contract, calculated at the fair market value of said Minerals at the Well.

         Section 1.08. Leases means the Oil and Gas Leases described in Exhibit A, attached hereto, upon which the Wells are located.

         Section 1.09. Minerals means oil, gas and associated hydrocarbons and sulfur produced from the Wells.

         Section 1.10. Monthly Record Date means the fifteenth (15th) day of each month, provided that if the fifteenth (15th) day of any such month is not a Business Day, then the Monthly Record Date shall be the first Business Day following the fifteenth (15th) day of such month.

         Section 1.11. Net Proceeds for any period of time means the excess (if any) of Gross Proceeds relating to the Wells during such period of time over Costs relating to the Wells for such period of time.

         Section 1.12. Payment Amounts shall have the meaning ascribed thereto in Section 3.01 hereof.

         Section 1.13. Person means any individual, corporation, limited liability company, partnership, trust, estate or other entity or organization.

         Section 1.14. Production Taxes means all ad valorem, severance, gross production, windfall profit, excise, occupation, gathering, pipeline regulating and other taxes and assessments of any kind whatsoever, other than income taxes, imposed or assessed with respect to or measured by or charged against the Wells or required by law to be deducted from the proceeds attributable to the Wells.

         Section 1.15. Purchaser means a purchaser of the Minerals produced from the Wells, or any portion thereof.

         Section 1.16. Subject Cost Interest means Assignor's cost bearing interest, expressed as a percentage, in the relevant Well on the Effective Date.

         Section 1.17. Subject Revenue Interest means Assignor's net revenue interest, expressed as a percentage, in the relevant Well on the Effective Date.

         Section 1.18. Wells means the Wells listed on Exhibit A, attached hereto and made a part hereof and any additional wells that become "Wells" under Article IX.


                                   ARTICLE II

         Section 2.01. Notwithstanding anything to the contrary contained in this Conveyance, Assignee, and its successors and assigns, shall not have the right to take in kind the production of Minerals attributable to the Net Profits Interest.

         Section 2.02. Except as provided in Section 9.01, below, in no event shall Assignee ever be liable or responsible in any way for payment of any Costs or other costs, expenses or liabilities incurred by Assignor or other lessees attributable to the Wells or to the Minerals produced therefrom.

         Section 2.03. This Conveyance is subject to the valid terms and provisions of the Leases and all assignments, operating agreements, marketing or processing agreements, pooling and unitization agreements and all other agreements of any nature in existence, at the Effective Date. Assignor shall have the full right and power, without the joinder of Assignee, to enter into operating, marketing or processing agreements relating to the Wells.

         Section 2.04. The payment of delay rentals, the conduct of any operations relating to the Leases or Wells, and the extent and duration thereof, shall be solely at the will of Assignor.

         Section 2.05. Assignor reserves the right from time to time, at Assignor's discretion, to execute releases with respect to all or any part of its interests within a Lease without the necessity of the joinder or consent of Assignee; and any such release shall be fully effective to terminate all or the applicable part of the interests involved (including the Net Profits Interest attributable thereto); and Assignor shall have no liability or responsibility to Assignee in connection therewith.

         Section 2.06. Assignor shall have the right and power, without any approval by Assignee, to pool or unitize any of the Wells and to alter, change or amend or terminate any pooling or unitization agreements heretofore or hereafter entered into upon such terms and provisions as Assignor shall in its sole discretion determine. If and whenever through the exercise of such right and power, or pursuant to any law now existing or hereafter enacted, or any rule, regulation or order of any governmental body hereafter promulgated, any of the Wells are pooled or unitized in any manner, the Net Profits Interest shall also be pooled and unitized, and in such event Assignee shall be entitled to receive the Net Profits Interest which accrues to the Wells under and by virtue of the pooling and unitization.


                                  ARTICLE III

         Section 3.01. Assignor shall pay to Assignee the amounts attributable to the Net Profits Interest ("Payment Amounts") in accordance with this Section
3.01. Payment Amounts with respect to the Net Proceeds for each month shall be paid on the Monthly Record Date for the second month following such month.


                                   ARTICLE IV

         Section 4.01. In the event of a loss or failure in title to any of Assignor's interests in any of the Wells, the Net Profits Interest attributable to any such Well shall be reduced in the same proportion that the interest of Assignor in production from said Well is reduced.

                                   ARTICLE V

         Section 5.01. Assignor shall endeavor to market or cause to be marketed the Minerals at the best prices and on the best terms that Assignor in its sole discretion shall deem reasonably obtainable under the circumstances. For such purpose, sales of Minerals may continue to be made by Assignor in accordance with existing sales contracts. Assignor may amend such existing sales contracts or enter into new sales contracts without prior consent or approval of the Assignee.

         Section 5.02. Assignor shall have the right and option, but not the obligation, to sell to any Affiliate all or any part of the Minerals. Each such sale shall be provided for in a contract of sale and purchase between Assignor and the Affiliate. Each such contract shall provide for a price and contain terms and conditions no less favorable to Assignor than those otherwise available to Assignor in the market place from independent third parties at the time such contract is executed.

         Section 5.03. Assignor shall have the right and option, but not the obligation, to process Gas from the Wells at any Gas processing plant owned by any Affiliate. Each such processing arrangement entered into after the Effective Date shall be provided for in a contract relating to the processing of the Gas between Assignor and the Affiliate. Each such contract shall provide for a processing fee (which may consist of a portion of the Products) and contain terms and conditions no less favorable to Assignor than those otherwise available to Assignor in the market place from independent third parties at the time such contract is executed.

         Section 5.04. In addition to the foregoing, Assignor shall have the right and power, but not the obligation, to enter into other contracts and arrangements with Affiliates relating to the Wells, provided that Assignor shall deal with such Affiliates, and shall cause such Affiliates to deal with Assignor in a manner which Assignor in good faith reasonably believes not to be contrary to the best interests of Assignee when compared to alternatives arrived at in an arm's length manner with independent third parties.


                                   ARTICLE VI

         Section 6.01. Assignor shall have the right to sell, exchange, mortgage or pledge its interest in the Wells, or any part thereof, subject to the Net Profits Interest and the terms and provisions of this Conveyance. Assignee shall have the right to sell, assign, mortgage, pledge or otherwise transfer its entire Net Profits Interest, but shall not have the right to transfer only a part of its Net Profits Interest.

         Section 6.02. If Assignor assigns less than all of its interest in the Wells, and if Assignor does not elect to sell and convey the Net Profits Interest relating to such Wells pursuant to Section 6.03, then effective as of the date of such conveyance, in computing the Net Profits Interest with respect to production from such assigned interest in such Wells, Gross Proceeds and Costs attributable to the assigned interest shall be computed separately from the unassigned interest in such Wells.

         Section 6.03. By acceptance of this Conveyance, Assignee agrees that Assignor may exercise the following rights of purchase or disposition with respect to the Net Profits Interest:

                  If Assignor elects to make a sale of all or any part of its interest in the Wells (the "Sold Interest") to any party ("Purchaser"), then Assignor shall have the right and option, but not the obligation, simultaneously to buy from Assignee, all of the Net Profits Interest which is applicable to the Sold Interest (the "Applicable NPI"). In the event Assignor elects to so buy the Applicable NPI, the purchase price (the "Purchase Price") shall be an amount equal forty five percent (45%) of the amount received or to be received by Assignor for the Sold Interest. Thereafter, upon the sale and conveyance of the Applicable NPI by Assignee to Assignor, the Purchase Price shall be paid directly to Assignee by Assignor. Assignee agrees to execute and deliver any instruments of assignment and conveyance to Assignor or to any other party designated by Assignor as may be required to effectively and properly transfer and convey, with special warranty of title by Assignee, the Applicable NPI. After Assignor pur chases the Applicable NPI from Assignee, it is intended that such interests shall merge into and become a part of Assignor's interests in the Well or Wells and that any subsequent sale and assignment by Assignor to the Purchaser, shall be made free and clear of the terms and provisions of this Conveyance, so that such interests in the Wells shall not thereafter be considered for the purposes of calculating Costs, Gross Proceeds or Net Proceeds hereunder, or for any purpose hereunder.

         Section 6.04. If Assignee receives and desires to accept an offer for the purchase or exchange of the entire Net Profits Interest (the "Offered Interest"), from a prospective third party purchaser who is ready, willing and able to purchase or exchange the same, then Assignee shall have the right to sell or exchange such Offered Interest, but only after complying with the following terms and provisions:

         (a) The offer shall first be reduced to writing and signed by Assignee and the offeror. Assignee shall give Assignor written notice of its receipt of, and its desire to accept such written offer, together with a copy of such written offer signed by the prospective third party purchaser and containing all of the material terms and conditions of such offer. The date such written notice is given is herein sometimes called the "Original Date".

         (b) Assignor shall thereafter have an option to purchase the Offered Interest upon the same terms set forth in said offer, which option may be exercised by written notice thereof given to Assignee within 30 days after the Original Date.

         (c) If the Offered Interest is not purchased by Assignor pursuant to the foregoing provisions of this paragraph, then Assignee shall have the right to sell or exchange the Offered Interest to the prospective third party purchaser named in such offer, provided that such sale or exchange is consummated within 90 days from the expiration date of the option of Assignor created by this instrument and provided that such sale or exchange is made in strict conformity with the terms of such offer.

         (d) If such sale is not consummated in accordance with paragraph (c), above, Assignor's failure to exercise the above-stated option insofar as such sale shall not be a waiver of its right to exercise such option on any future occasion when such option again becomes applicable.


                                  ARTICLE VII

         Section 7.01. This Conveyance is made without warranty of title, express or implied, but is made with full substitution and subrogation of Assignee in and to all covenants of warranty by others heretofore given or made with respect to the Wells or any part thereof or interest therein.

                                  ARTICLE VIII

         Section 8.01. Assignor shall maintain true and correct books and records sufficient to enable Assignee's designated representatives to verify the correctness of the amounts paid and payable to Assignee as the owner of the Net Profits Interest.


         Section 8.02. Assignor shall:

         (a) furnish Assignee, within ninety (90) days after the end of the calendar year, an annual statement setting forth all information relating to the Net Profits Interest for the preceding calendar year as is reasonably required by Assignee for the completion of its federal, state and other tax returns;

         (b) furnish Assignee, within thirty (30) days of the end of each calendar quarter, a quarterly statement of cumulative Gross Proceeds, Costs and Net Proceeds for each calendar quarter on a separate Well-by-Well basis, during the duration of the Net Profits Interest;

         (c) furnish Assignee such additional information concerning the Net Profits Interest as Assignee may reasonably request and to which Assignor has access; and

         (d) provide Assignee or its representative upon request access to copies of all agreements or contracts relating to the sale, production or processing of Minerals,


                                   ARTICLE IX

         Section 9.01. After the Effective Date, if Assignor intends to drill or participate in the drilling of any new well on a location within a Lease to a reservoir that was considered to be proven by Assignor's independent reservoir engineers as of the Effective Date or any extension of such reservoir as determined after the Effective Date, Assignee shall have the right to participate in such Well by paying forty five percent (45%) of the costs, expenses and liabilities of such Well incurred by Assignor prior to the commencement of production from such well. On or before thirty (30) days before the spudding of any such well, Assignor shall notify Assignee in writing of such well ("Well Notice") and shall deliver to Assignee such information in its possession as Assignee may reasonably need to evaluate such well. On or before fifteen (15) days after its receipt of the Well Notice Assignee shall notify Assignor in writing whether or not it elects to participate in such well. If Assignee fails to timely notify Assignor that it elects to participate in such well, Assignee shall have no interest in such well. If Assignee timely elects to participate, Assignee shall pay as they accrue forty five percent (45%) of all costs, expenses and liabilities of such well incurred by Assignor prior to commencement of production from such Well and Assignor shall assign to Assignee as of the commencement of production a Net Profits Interest in such well on the same terms as this Net Profits Interest; provided that, the Subject Cost Interest applicable to such Net Profits Interest shall be Assignor's cost bearing interest in such well on the date of Assignor's Well Notice to Assignee and the Subject Revenue Interest shall be Assignor's net revenue interest in such well as of the date of Assignor's Well Notice to Assignee.

                                   ARTICLE X

         Section 10.01. Upon request by any of the parties hereto, the parties shall from time to time execute and deliver to one another any documents which may be necessary to confirm their respective rights pursuant to the provisions hereof.

         Section 10.02. Subject to the restrictions on assignment contained herein, this Conveyance shall be binding on and inure to the benefit of Assignor and Assignee and their successors and assigns.

         EXECUTED this day of March 15, 1999, but effective as of the Effective Date.



ASSIGNOR                               THE HOUSTON EXPLORATION COMPANY



                                       By:    /s/ James G. Floyd
                                           -------------------------------------
                                       Name:  James G. Floyd
                                             -----------------------------------
                                       Title: President and CEO
                                              ----------------------------------


ASSIGNEE                               KEYSPAN EXPLORATION AND
                                        PRODUCTION, L.L.C.



                                       By:    /s/  Zain Mirza
                                           -------------------------------------
                                       Name:  Zain Mirza
                                             -----------------------------------
                                       Title: Vice President and CFO
                                              ----------------------------------

                                   SCHEDULE V


                       AGREEMENT CONCERNING RELATIONSHIP
                          OF PARTIES FOR TAX PURPOSES


SECTION 1: DEFINITIONS

         All capitalized but undefined terms used in this Tax Agreement shall have the meaning given to such terms in the Exploration Agreement.

         1.01 Agreement. The Exploration Agreement, as modified by the Tax Agreement.

         1.02 Code. The Internal Revenue Code of 1986, as amended.

         1.03 Exploration Agreement. The Exploration Agreement to which this schedule is attached, including this Schedule V and all other schedules attached to the Exploration Agreement.

         1.04 Joint Operations. All operations conducted by or on behalf of THEC and KE&P pursuant to the Exploration Agreement.

         1.05 Parties. THEC and KE&P. The capitalized term "Party" means any of the "Parties."

         1.06 Partnership. The partnership for tax purposes formed under the Agreement.

         1.07 Regulations. Regulations promulgated by the United States Department of the Treasury pursuant to the Code.

         1.08 Section 704(b) Regulations. The Regulations under Section 704(b) of the Code.

         1.10 Tax Agreement. The Agreement Concerning Relationship of Parties for Tax Purposes attached to the Exploration Agreement as Schedule V.

SECTION 2: RELATIONSHIP OF PARTIES; ELECTION; TERM; NAME

         2.01 Relationship of Parties. The Agreement is not intended to create nor shall it be construed as creating any mining partnership, commercial partnership or other partnership or joint venture under any state law. Rather, the intent and purpose of the Agreement is to create a relationship which is limited to the development and the extraction and processing of oil and gas for division in kind or for sale for the accounts of the Parties, and in which the liabilities of each of the Parties will be several and not joint or collective. The Parties recognize, however, that for federal income tax purposes (and for state

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income tax purposes under the income tax laws of certain states) the relationship of the Parties under the Agreement constitutes a partnership.

         2.02 Election with Respect to Subchapter K. Notwithstanding anything to the contrary in the Agreement, each of the Parties agrees, with respect to all Joint Operations:

              (a) not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code; and

              (b) to join in the execution of such additional documents and elections as may be required by the Internal Revenue Service in order to effectuate the foregoing.

In addition, if any applicable state income tax laws contain provisions similar to those contained in Subchapter K of chapter 1 of Subtitle A of the Code, each of the Parties hereby agrees not to elect to exclude all or any part of the Joint Operations from the application of said provisions.

         2.03 Term. The Partnership shall commence upon the execution of the Exploration Agreement and shall terminate upon the first to occur of the events described in Paragraph 6.01.

         2.04 Name. The name of the Partnership for purposes of filing income tax information returns shall be THEC/KE&P Tax Partnership.

SECTION 3: RETURNS AND ELECTIONS; TAX MATTERS PARTNER

         3.01 Returns.

              (a) In general. For so long as required by applicable law, THEC shall prepare and file partnership tax returns for the Partnership and make the partnership income tax elections provided for in Paragraph 3.02 in such returns. The Parties agree to furnish to THEC promptly upon THEC's request the information necessary for the proper preparation of these returns. The annual federal income tax return and any required state income tax return for the Partnership for each year shall be filed no later than the due date for such returns (determined after taking into account timely filed extension requests), and shall be furnished to each Party for review and comment at least 15 days prior to filing. THEC shall use its best efforts to properly prepare such returns but shall not be liable for any damage or penalty incurred by any Party relating to the improper preparation and filing of such returns.

              (b) Reimbursement. THEC shall be reimbursed for any costs incurred by THEC in connection with its preparation of Partnership tax returns.

         3.02 Elections. THEC shall make the following elections in the Partnership tax returns to be filed for the first and subsequent tax years of the Partnership:

              (a) Method of Accounting. The election to utilize the accrual method of accounting;

              (b) Taxable Year. The election to adopt the calendar year;

              (c) Deduct Intangible Drilling and Development Costs. The election pursuant to section 263(c) of the Code and Regulation Section 1.612-4 to deduct as paid all intangible drilling and development costs;

              (d) Depreciation and Cost Recovery. The election to compute depreciation or cost recovery deductions by whatever method is deemed by THEC, in the exercise of its reasonable business judgment, to result in the most accelerated recovery of the greatest proportion of the tax basis of the property subject to such deductions;

              (e) Section 754. If requested by any Party, the election under section 754 of the Code;

              (f) Section 709. The election under section 709 of the Code to amortize over the shortest permissible period all deferred organizational expenses;

              (g) Section 195. The election under section 195 of the Code to amortize over the shortest permissible period all deferred business start-up expenses;

              (h) Property Elections. Such elections under section 614 of the Code as may be deemed necessary or desirable by THEC to result in the least tax to those Parties who are entitled to compute depletion using the percentage method with respect to their share of Partnership oil and gas production; and

              (i) Other Elections. Such other elections under the Code deemed necessary or desirable by THEC so as to result in the least tax to the Parties.

         3.03 Tax Matters Partner.

              (a) THEC. THEC shall be the Tax Matters Partner (the "TMP"), as that term is defined in section 6231(a)(7) of the Code, for the Partnership. The TMP and other Parties shall use their best efforts to comply with the responsibilities outlined in this Paragraph 3.03 and in sections 6222 through 6231 and 6050K (including the Regulations thereunder), but in so doing shall not incur any liability to any other party. The TMP shall be reimbursed for any expenses it incurs in acting as TMP.

              (b) Information Requested by TMP. The Parties shall promptly furnish to the TMP such information (including information specified in sections 6230(e) and 6050K of the Code) as the TMP may reasonably request to permit it to provide the Internal Revenue Service ("Service") with sufficient information to discharge its duties as TMP and for purposes of complying with section 6050K of the Code.

              (c) TMP Agreements with the Service. The TMP shall not agree to any extension of the statute of limitations on behalf of the Partnership or any other Party without first obtaining the consent of the Party or Parties affected. The TMP shall not bind the Partnership nor any other Party to a settlement agreement in tax audits without obtaining the concurrence of any affected Party. Any other Party who enters into a settlement agreement with the Service with respect to any partnership items (as defined by section 6231(a)(3) of the Code) shall promptly notify the other Parties of such settlement agreement and its terms.

              (d) Inconsistent Treatment of Partnership Items. If any Party intends to file a notice of inconsistent treatment under section 6222(b)(1) of the Code, such Party shall, prior to the filing of such notice, notify the TMP of such intent and the manner in which the Party's intended treatment of a partnership item is (or may be) inconsistent with the treatment of that item by the Partnership. The TMP shall promptly remit copies of such notice to other Parties.

              (e) Requests for Administrative Adjustment. No Party shall file a request pursuant to section 6227 of the Code for an administrative adjustment of partnership items for any Partnership taxable year without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the Partnership. If unanimous consent is not obtained, any Party, including the TMP, may file a request for administrative adjustment on its own behalf.

              (f) Judicial Proceedings. Prior to filing a petition under sections 6226, 6228 or any other section of the Code with respect to any Partnership item or other tax matters involving the Partnership, a Party shall give the other Parties 30 days' written notice. If the TMP intends to file such petition, such notice shall be given within a reasonable time to allow the other Parties to participate in choosing the forum in which such petition will be filed. If the Parties do not agree with the TMP on the appropriate forum, then the appropriate forum shall be decided by a vote in accordance with the Parties working interests for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such a proceeding, such Party shall give the other Parties 30 days' written notice.

SECTION 4: CAPITAL CONTRIBUTIONS

         Each Party's capital contribution to the Partnership shall be (a) the undivided interest of such Party in the oil and gas properties subject to the Agreement, which shall be deemed to be contributed to the Partnership on the date the Partnership commences, and (b) all amounts contributed by such Party to pay its share of the costs and expenditures required for Joint Operations, which shall be deemed to be contributed to the Partnership at the time such amounts are actually paid to, or by, THEC or, if earlier, are actually applied to the payment of costs and expenditures for Joint Operations.

SECTION 5: CAPITAL ACCOUNTS AND ALLOCATIONS

         5.01 Partnership Capital Accounts.

              (a) General Rules. A separate capital account shall be maintained for each Party. The capital accounts shall be maintained in accordance with the principles of the Section 704(b) Regulations, including the following general principles: (1) each Party's capital account shall be increased by: (A) the amount of money contributed by the Party to the Partnership, (B) the fair market value of property contributed by the Party to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under section 752 of the Code), and (C) allocations to the Party of Partnership income and gain (as determined under the Section 704(b) Regulations and in accordance with the Parties' shares of such items under Paragraph 5.02); and (2) each Party's capital account shall be decreased by: (A) the amount of money distributed to the Party by the Partnership, (B) the fair market value of property distributed to the Party by the Partnership (net of liabilities securing such distributed property that such Party is considered to assume or take subject to under section 752 of the
Code), and (C) allocations of Partnership loss and deduction (as determined under the Section 704(b) Regulations and in accordance with the Parties' shares of such items under Paragraph 5.02). The fair market value of Partnership property shall be determined as provided in Section 6.02(a)(1) of this Tax Agreement.

              (b) THEC's Discretion. In making the credits and debits to the Parties' capital accounts in accordance with the Section 704(b) Regulations, THEC shall make such elections, allocations and adjustments as are provided in the Section 704(b) Regulations as it deems necessary or appropriate to maintain the validity of the allocations set forth in this Tax Agreement. In allocating depletion, and the amount realized on the disposition of oil or gas properties, the capital accounts may, at the discretion of THEC, be adjusted in accordance with section 1.704 l(b)(2)(iv)(k)(2) of the Section 704(b) Regulations to reflect simulated depletion and simulated gain or loss.

         5.02 Allocation of Items For Capital Account Purposes. The Parties agree that for purposes of maintaining the Parties' capital accounts, each Party's share of each item of Partnership income, gain, loss or deduction shall be determined in accordance with this Paragraph 5.02. For purposes of this Paragraph 5.02, a Party's share of the basis of Partnership property (as maintained for capital account purposes) shall be proportionate to its share of the tax basis of such property (as determined under Paragraph 5.03).

              (a) Oil and Gas Production. ACTUAL OR DEEMED INCOME FROM THE SALE, EXCHANGE, DISTRIBUTION OF OR DISPOSITION OF OIL, GAS AND OTHER HYDROCARBON PRODUCTION SHALL BE ALLOCATED TO THE PARTY ENTITLED TO SUCH PRODUCTION OR THE NET PROCEEDS FROM THE SALE OF SUCH PRODUCTION, AS SET FORTH IN ARTICLE VIII OF THE EXPLORATION AGREEMENT OR IN THE NET PROFITS AGREEMENT, AS APPLICABLE.

              (b) Intangible Costs. Deductions attributable to Intangible Costs shall be allocated to each Party in accordance with its respective contribution to the payment of Intangible Costs as set forth in Section 5.1 of the Exploration Agreement.

              (c) G and A Costs. Deductions attributable to G and A Costs shall be allocated to each Party in accordance with its respective contributions to the payment of G and A Costs pursuant to Section 5.2 of the Exploration Agreement.

              (d) Abandonment Costs. Deductions attributable to Abandonment Costs shall be allocated to each Party in accordance with its respective contributions to the payment of Abandonment Costs as set forth in Sections 5.3 and 5.8 of the Exploration Agreement.

              (e) Other Costs. Deductions attributable to all other costs (including, but not limited to, Development Costs, Drilling Costs, Marketing Costs, Operating Costs and Seismic Costs) shall be allocated to each Party in accordance with its respective contributions to the payment of such costs as set forth in Section 5.3 of the Exploration Agreement. If THEC arranges for advance payment of any of such costs and not all Parties participate in the advance payment, then deductions attributable to the advance payment shall be allocated solely to the Parties participating in the advance payment.

              (f) Depletion. If the simulated method of depletion is used, depletion shall be computed on the basis of the property as maintained for capital account purposes. Simulated depletion shall be allocated among the Parties' in proportion to the manner in which adjusted tax basis was allocated under Paragraph 5.03(b). If actual depletion is used, each Party's actual depletion shall be reflected in the capital accounts.

              (g) Gain or Loss--Oil and Gas Properties. In determining the amount of Partnership gain or loss allocable to each Party on the disposition of a Partnership oil and gas property, the amount realized with respect to such property shall be first allocated among the Parties in proportion to their respective shares of the undepleted basis of such property and any amount realized in excess of the basis of such property shall be allocated so that, to the extent possible, the capital accounts of the Parties following the allocation will be proportionate to the Parties' interests in the Partnership's oil and gas properties, determined without regard to this Tax Agreement. For this purpose, the basis maintained for capital account purposes shall be used if the simulated method of computing depletion and gain or loss is used, and the tax basis of the property shall be used if the actual method of computing depletion and gain or loss is used.

              (h) Gain--Other Property. Gains from each disposition of property by the Partnership (other than oil, gas or other hydrocarbon substances and oil or gas properties) shall be allocated so that, to the extent possible, the Parties' capital accounts are proportionate to the Parties' interest in the Partnership's oil and gas properties, determined without regard to this Tax Agreement.

              (i) Loss--Other Property. Losses from each abandonment or disposition of property by the Partnership (other than oil, gas or other hydrocarbon substances and oil or gas properties) shall be allocated among the Parties proportionate to their respective contributions to the basis (as maintained for capital account purposes) of such property.

              (j) Other Items. Each item of income, gain, loss or deduction, not falling within Paragraphs 5.02(a) through 5.03(i) shall be allocated to each Party on the basis of and in accordance with its interest in or its contribution to such item.

         5.03 Allocation of Items For Tax Purposes. The Parties agree that for federal and state income tax reporting purposes, each Party's share of each item of Partnership income, gain, loss, deduction, credit and recapture shall be determined in accordance with this Section 5.03, except to the extent required or permitted under Sections 704(b) or 704(c) of the Code or the Regulations thereunder. The proportionate share of each Party in the adjusted tax basis of any property subject to the Agreement shall be equal to the Party's contribution of funds used to acquire such property, the contribution of funds used by the Partnership to increase the Partnership's adjusted tax basis in such property and the Party's interest in the adjusted tax basis of such property at the time of its contribution to the Partnership.

              (a) General Allocations. Except as provided in this Paragraph 5.03, the allocation of Partnership items of income, gain, loss or deduction shall be proportionate to the allocation of those as items set forth in Paragraph 5.02.

              (b) Depletion; Amount Realized on Disposition of Oil and Gas Properties. The deduction for depletion with respect to each separate oil and gas property shall be computed separately by each Party rather than by the Partnership in accordance with section 613A(c)(7)(D) of the Code. For purposes of such computation, each Party shall be considered to own, and shall be allocated, its proportionate share of the adjusted basis in each oil and gas property subject to this Agreement. Each of the Parties shall keep records of its share of the adjusted tax basis in each oil and gas property, shall adjust such share of the adjusted tax basis pursuant to section 1016 of the Code and shall use, in accordance with section 613A(c)(7)(D) of the Code, such adjusted basis in a yearly computation of its cost depletion or in its computation of gain or loss on the disposition of such property. Upon THEC's request, each Party shall furnish its percentage or cost depletion calculation to THEC. In determining its gain or loss on the Partnership's disposition of an oil and gas property, the Party's share of the amount realized on the disposition of the property shall be determined by reference to the amount realized attributable to such Party under Paragraph 5.02(g) with respect to such property.

              (c) Recapture. Within the limits of the overall allocation of gain or amount realized hereunder, gain treated as ordinary income by reason of sections 1245, 1250 or 1254 of the Code shall be allocated among the Parties in the ratio in which the deductions resulting in such ordinary income were previously allocated to them.

              (d) Section 29 Tax Credits. For purposes of the tax credit allocated under Section 29 of the Code, each Party shall be entitled to claim the credit for its proportionate share of production qualifying for such credit.

         5.04 Transfers. If a Party transfers all or a portion of its interest in the Partnership, the income, gains, losses, deductions and credits with respect to such transferred interest shall be allocated between the transferor and the transferee on the basis of the ownership of such interest at the time the income or gain is realized, the loss or deduction is incurred, or the credit is earned, as the case may be, under the Partnership's method of accounting and not in a pro rata manner.

SECTION 6: TERMINATION AND WINDING UP

         6.01 Events Causing Termination. The Partnership shall terminate for federal income tax purposes upon the first to occur of (a) an actual termination of the Exploration Agreement, (b) a deemed termination of the Partnership under section 708(b)(1)(B) of the Code, (c) the effectiveness of an election for the Joint Operations to be excluded from Subchapter K of Chapter 1 of the Code (if and when the Parties unanimously agree to make such an election), or (d) the occurrence of any other event which causes the Partnership to terminate as a matter of law.

         6.02 Procedure Upon Termination.

              (a) Upon termination of the Partnership for federal income tax purposes, the Parties hereby agree and obligate themselves as follows:

                  (1) The capital accounts shall be adjusted for gain or loss which would be allocable to each Party under Paragraph 5.02 upon a disposition of such assets for fair market value as agreed by the Parties. If the Parties cannot reach unanimous agreement as to the fair market value of any such asset, THEC shall cause a nationally recognized, independent reservoir engineering firm to determine the fair market value of such property. THEC shall notify each Party of the engineering firm's determination of value prior to the distribution of any asset. If any Party gives THEC written notice of its disagreement with the engineering firm's determination of value within 30 days after receiving THEC's notification of value, the matter shall be submitted to binding arbitration according to the rules and practices of the American Arbitration Association.

                  (2) Following the application of Paragraph 6.02(a)(1), any Party who has a capital account whose balance is less than zero shall contribute an amount of cash to the Partnership sufficient to achieve a zero balance capital account.

                  (3) Following the application of Paragraphs 6.02(a)(1) and 6.02(a)(2), if the Parties' capital accounts are not in proportion to their Working Interests in the Partnership properties, the Parties shall take one or more of the following actions to cause the capital accounts to be placed in balance:

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                      (i) The Parties with the relatively lower capital account
         balances shall be allocated items of gross income or gain which are sufficient to place the capital accounts in balance.

                      (ii) The Parties with the relatively higher capital accounts shall be allocated items of deduction or loss which are sufficient to place the capital accounts in balance.

                      (iii) Such other actions to which the Parties unanimously agree at the time which place the capital accounts in balance.

                  (4) Following the adjustments under Paragraphs 6.02(a)(i), 6.02(a)(ii), and 6.02(a)(iii), all remaining Partnership properties shall be distributed among the Parties in accordance with their respective interests in Partnership properties under the Exploration Agreement.

              (b) All contributions, distributions or deemed distributions of property made in connection with the termination of the Partnership shall be made within the time periods required by the Section 704(b) Regulations.

         6.03 Division of Capital Accounts. For purposes of determining whether the Parties' capital accounts are in balance and for purposes of placing the Parties' capital accounts in balance if necessary, the Partnership may, to the extent consistent with the Section 704(b) Regulations, divide each Party's capital account into separate capital accounts for each portion of the Partnership's properties in which the Parties have differing undivided interests. The capital accounts as so divided shall then be placed in balance separately with respect to each portion of the Partnership's properties in which the Parties have differing undivided interests.

         6.04 Dispositions. No provisions hereof shall be deemed to authorize any actual joint disposition of oil and gas properties or other Partnership assets not specifically authorized by the Exploration Agreement and otherwise by sound oil field practices, nor shall this provision apply to dispositions by the Parties of their separate undivided interests in Partnership assets.

SECTION 7: CONFLICTS; MODIFICATIONS; MISCELLANEOUS

         7.01 Conflicts. In the event of any conflict between the terms of this Tax Agreement and the terms of the Exploration Agreement (excluding this Schedule IV), the terms of this Tax Agreement shall control.

         7.02 Modifications. The Parties have provided in this schedule for various allocations of items of income, gain, loss, deduction, credit and recapture for federal income tax purposes. In order that those allocations will be considered to have substantial economic effect and therefore be recognized as valid for federal income tax purposes, the Parties have provided for the maintenance

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and recognition of capital accounts, generally on a tax basis, as required or permitted by the Regulations promulgated pursuant to section 704(b) of the Code. The recognition of the Parties' capital accounts may cause one or more of the Parties, on termination of the Partnership, to receive an interest in Partnership properties which is less than his interest under the Exploration Agreement (excluding this Tax Agreement). The Parties agree that they intend that each Party realize upon termination of the Partnership the full benefit of his interest in the Partnership's properties under the Exploration Agreement (excluding this Tax Agreement), limited only to the extent that the maintenance and recognition of capital accounts required to substantiate the allocations provided for in this Tax Agreement yield a different result. If upon termination of the Partnership any party will, under Paragraph 6.02, receive a share of the Partnership's assets different from his share under the Exploration Agreement (excluding this Tax Agreement), and if the difference could be mitigated by an adjustment to the method of maintaining or recognizing the Parties' capital accounts without jeopardizing the effectiveness for federal income tax purposes of any of the allocations made under this Tax Agreement, then the method of maintaining or recognizing the capital accounts shall be modified so as to achieve such mitigation. No modification to the method of maintaining or recognizing the capital accounts shall be made unless the Parties agree unanimously to the proposed modification, but each Party agrees not to unreasonably withhold its consent to a proposed modification which otherwise satisfies the conditions of this Paragraph 7.02.

         7.03 Headings. The descriptive headings in this Tax Agreement are for convenience of reference only and are not intended to be and shall not be considered in the interpretation of this Tax Agreement.

         7.04 Cross-references. References in this Tax Agreement to Sections and Paragraphs are references to the indicated Sections and Paragraphs of this Tax Agreement, unless the context indicates to the contrary.

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